================================================================================


                                CLIFTON SAVINGS

                                 BANCORP, INC.



                                   CONVERSION

                                    VALUATION

                                    APPRAISAL



                               NOVEMBER 28, 2003


================================================================================

              Exhibit 99.1 Revised Appraisal Report of FinPro, Inc.

                                Table of Contents
                          Clifton Savings Bancorp, Inc.
                               Clifton, New Jersey


TABLE OF CONTENTS                                                              I
--------------------------------------------------------------------------------


INTRODUCTION                                                                   1
--------------------------------------------------------------------------------


1. OVERVIEW AND FINANCIAL ANALYSIS                                             4
--------------------------------------------------------------------------------

   GENERAL OVERVIEW                                                            4
   HISTORY                                                                     5
   STRATEGIC DIRECTION                                                         6
   BALANCE SHEET TRENDS                                                        9
   LOAN PORTFOLIO                                                             11
   INVESTMENTS                                                                14
   INVESTMENTS AND MORTGAGE-BACKED SECURITIES                                 15
   ASSET QUALITY                                                              16
   FUNDING COMPOSITION                                                        19
   ASSET/LIABILITY MANAGEMENT                                                 21
   NET WORTH AND CAPITAL                                                      22
   INCOME AND EXPENSE TRENDS                                                  23
   LEGAL PROCEEDINGS                                                          28
   SUBSIDIARIES                                                               28


2. MARKET AREA ANALYSIS                                                       29
--------------------------------------------------------------------------------

   MARKET AREA DEMOGRAPHICS                                                   30
   MARKET AREA DEPOSIT CHARACTERISTICS                                        34


3. COMPARISONS WITH PUBLICLY TRADED THRIFTS                                   39
--------------------------------------------------------------------------------


   INTRODUCTION                                                               39
   SELECTION CRITERIA                                                         39
   BASIS FOR COMPARISON                                                       41
   OVERVIEW OF THE COMPARABLES                                                41


4. MARKET VALUE DETERMINATION                                                 44
--------------------------------------------------------------------------------

   MARKET VALUE ADJUSTMENTS                                                   44
   FINANCIAL CONDITION                                                        45


--------------------------------------------------------------------------------

   BALANCE SHEET GROWTH                                                       48
   EARNINGS QUALITY, PREDICTABILITY AND GROWTH                                49
   MARKET AREA                                                                53
   CASH DIVIDENDS                                                             55
   LIQUIDITY OF THE ISSUE                                                     56
   RECENT REGULATORY MATTERS                                                  57


5. OTHER FACTORS                                                              58
--------------------------------------------------------------------------------


   MANAGEMENT                                                                 58
   SUBSCRIPTION INTEREST                                                      59
   VALUATION ADJUSTMENTS                                                      62
   DISCUSSION OF WEIGHT GIVEN TO VALUATION MULTIPLES                          63
   FULL OFFERING VALUE IN RELATION TO COMPARABLES                             65
   COMPARISON TO RECENT MHC CONVERSIONS                                       68
   VALUATION CONCLUSION                                                       70










--------------------------------------------------------------------------------

                                 List of Figures
                          Clifton Savings Bancorp, Inc.
                               Clifton, New Jersey

FIGURE 1 - CURRENT FACILITIES LIST                                             4
FIGURE 2 - ASSET AND RETAINED EARNINGS CHART                                   9
FIGURE 3 - KEY BALANCE SHEET DATA                                             10
FIGURE 4 - KEY RATIOS                                                         10
FIGURE 5 - NET LOANS RECEIVABLE CHART                                         11
FIGURE 6 - LOAN MIX AS OF SEPTEMBER 30, 2003 CHART                            12
FIGURE 7 - LOAN MIX                                                           13
FIGURE 8 - SECURITIES CHART                                                   14
FIGURE 9 - INVESTMENT MIX                                                     15
FIGURE 10 - ASSET QUALITY CHART                                               16
FIGURE 11 - NON-PERFORMING LOANS                                              17
FIGURE 12 - ALLOWANCE FOR POSSIBLE LOAN AND LEASE LOSSES CHART                18
FIGURE 13 - DEPOSIT AND BORROWING TREND CHART                                 19
FIGURE 14 - DEPOSIT MIX                                                       20
FIGURE 15 - NET PORTFOLIO VALUE                                               21
FIGURE 16 - CAPITAL ANALYSIS                                                  22
FIGURE 17 - NET INCOME CHART                                                  23
FIGURE 18 - AVERAGE YIELDS AND COSTS                                          24
FIGURE 19 - SPREAD AND MARGIN CHART                                           25
FIGURE 20 - INCOME STATEMENT TRENDS                                           26
FIGURE 21 - PROFITABILITY TREND CHART                                         27
FIGURE 22 - MARKET AREA MAPS                                                  29
FIGURE 23 - POPULATION DEMOGRAPHICS                                           30
FIGURE 23 - POPULATION DEMOGRAPHICS 2                                         31
FIGURE 24 - HOUSEHOLD CHARACTERISTICS                                         32
FIGURE 24 - HOUSEHOLD CHARACTERISTICS 2                                       33
FIGURE 25 - 1433 VAN HOUTEN MARKET SHARE                                      34
FIGURE 26 - 646 VAN HOUTEN AVE MARKET SHARE                                   34
FIGURE 27 - CLIFTON AVE MARKET SHARE                                          35
FIGURE 28 - LANZA AVE MARKET SHARE                                            35
FIGURE 29 - LAKEVIEW AVE AND VILLAGE SQUARE MARKET SHARE                      36
FIGURE 30 - PALISADE AVE MARKET SHARE                                         36
FIGURE 31 - VALLEY ROAD MARKET SHARE                                          37
FIGURE 32 - WAYNE MARKET SHARE                                                37
FIGURE 33 - WALLINGTON AVE MARKET SHARE                                       38
FIGURE 34 - COMPARABLE GROUP                                                  40
FIGURE 35 - KEY FINANCIAL RATIOS                                              43
FIGURE 36 - KEY BALANCE SHEET DATA                                            45
FIGURE 37 - CAPITAL DATA                                                      46
FIGURE 38 - ASSET QUALITY TABLE                                               47
FIGURE 39 - BALANCE SHEET GROWTH DATA                                         48
FIGURE 40 - NET INCOME TREND                                                  50
FIGURE 41 - PROFITABILITY DATA                                                51
FIGURE 42 - INCOME STATEMENT DATA                                             52
FIGURE 43 - MARKET AREA DATA                                                  53
FIGURE 44 - CASH DIVIDEND DATA                                                55
FIGURE 45 - MARKET CAPITALIZATION DATA                                        56
FIGURE 46 - MHC REORGANIZATIONS (SINCE 1/1/99) PRO FORMA DATA                 59

--------------------------------------------------------------------------------

FIGURE 47 - MHC REORGANIZATIONS PRICE APPRECIATION                            60
FIGURE 48 - VALUE RANGE - FULL OFFERING                                       65
FIGURE 49 - AS IF FULLY CONVERTED OFFERING PRICING MULTIPLES                  66
FIGURE 50 - COMPARABLE AS IF FULLY CONVERTED PRICING MULTIPLES TO THE
     BANK'S PRO FORMA MIDPOINT                                                66
FIGURE 51 - COMPARABLE AS IF FULLY CONVERTED PRICING MULTIPLES TO THE
     BANK'S PRO FORMA SUPER MAXIMUM                                           66
FIGURE 52 - VALUE RANGE MHC OFFERING DATA                                     67
FIGURE 53 - COMPARISON TO RECENT MHC OFFERINGS                                68
















--------------------------------------------------------------------------------

                                List of Exhibits
                          Clifton Savings Bancorp, Inc.
                               Clifton, New Jersey

 Exhibit
---------

      1. Profile of FinPro, Inc.
      2. Statements of Financial Condition
      3. Statements of Income
      4. Reconciliation of the TFR Schedule SO and the Audited Income Statement
      5. Statements of Retained Earnings
      6. Statements of Cash Flows
      7. Selected Financial Data
      8. Industry Fully Converted Multiples
      9. MHC Conversions 2000 to Date
     10. Full Offering Appraisal Pro Forma September 30, 2003 - Full Offering 12 Months
     11. MHC Offering Appraisal Pro Forma September 30, 2003 - Full Offering
         12 Months
     12. MHC Offering Circular Pro Forma March 31, 2003 - Full Offering 12
         Months
     13. MHC Stub Pro Forma September 30, 2003 - Full Offering 6 Months







--------------------------------------------------------------------------------

 Conversion Valuation Appraisal Report                                 Page: 1
================================================================================


INTRODUCTION

This report represents FinPro, Inc.'s ("FinPro") independent appraisal of the estimated pro forma market value of the common stock (the "Common Stock") of Clifton Savings Bancorp, Inc. (the "Company") in connection with the issuance of 45% of the outstanding common stock of the Company. Clifton Savings, MHC will own the remainder of the common stock of Clifton Savings Bancorp, Inc. after the stock issuance.

In compiling the pro formas, FinPro relied upon the assumptions provided by the Bank and its agents. The pro forma assumptions are as follows:

     o    45.00% of the stock will be offered to the public,
     o    the stock will be issued at $10.00 per share,
     o    the conversion expenses will be $2.3 million at the midpoint,
     o there will be an 8% ESOP funded internally, amortized over 15 years straight-line,
     o    there will be a 4% MRP, amortized over 5 years straight-line,
     o    the tax rate is assumed at 39.94%,
     o the net proceeds will be invested at the three-year treasury rate of 2.15%, pre-tax, and
     o    the MHC will be capitalized with $100 thousand.

It is our understanding that the Company will offer its stock in a subscription and community offering to Eligible Account Holders, to the Employee Plans, to Supplemental Eligible Account Holders of the Bank, and to Other Members. This appraisal has been prepared in accordance with Regulation 563b.7 and the "Guidelines for Appraisal Reports for the Valuation of Savings and Loan Associations Converting from Mutual to Stock Form of Organization" of the Office of Thrift Supervision ("OTS") which have been adopted in practice by the Federal Deposit Insurance Corporation ("FDIC"), including the most recent revisions as of October 21, 1994, and applicable regulatory interpretations thereof.

 Conversion Valuation Appraisal Report                                 Page: 2
================================================================================


In the course of preparing our report, we reviewed the unaudited financial statements of the Bank's operations for the six months ended September 30, 2003, and the Bank's audited financials for the years ended March 31, 2002 and March 31, 2003. We also reviewed the Bank's Application for Approval of Conversion including the Proxy Statement and the Company's Form MHC-1 registration statement as filed with the Securities and Exchange Commission ("SEC"). We have conducted due diligence analysis of the Bank and the Company (hereinafter, collectively referred to as "the Bank") and held due diligence related discussions with the Bank's management and board, Radics & Co., LLC (the Bank's independent auditor), Keefe Bruyette & Woods, Inc. (the Bank's underwriter), and Muldoon Murphy & Faucette LLP (the Bank's special counsel). The valuation parameters set forth in the appraisal were predicated on these discussions but all conclusions related to the valuation were reached and made independent of such discussions.

Where appropriate, we considered information based upon other publicly available sources, which we believe to be reliable; however, we cannot guarantee the accuracy or completeness of such information. We visited the Bank's primary market area and reviewed the market area economic condition. We also reviewed the competitive environment in which the Bank operates and its relative strengths and weaknesses. We compared the Bank's performance with selected publicly traded thrift institutions. We reviewed conditions in the securities markets in general and in the market for savings institutions in particular. Our analysis included a review of the estimated effects of the Conversion of the Bank on the operations and expected financial performance as they related to the Bank's estimated pro forma value.

In preparing our valuation, we relied upon and assumed the accuracy and completeness of financial and other information provided to us by the Bank and its independent accountants. We did not independently verify the financial statements and other information provided by the Bank and its independent accountants, nor did we independently value any of the Bank's assets or liabilities. This estimated valuation considers the Bank only as a going concern and should not be considered as an indication of its liquidation value.

 Conversion Valuation Appraisal Report                                 Page: 3
================================================================================


OUR VALUATION IS NOT INTENDED, AND MUST NOT BE CONSTRUED, TO BE A RECOMMENDATION OF ANY KIND AS THE ADVISABILITY OF PURCHASING SHARES OF COMMON STOCK IN THE STOCK ISSUANCE. MOREOVER, BECAUSE SUCH VALUATION IS NECESSARILY BASED UPON ESTIMATES AND PROJECTIONS OF A NUMBER OF MATTERS, ALL OF WHICH ARE SUBJECT TO CHANGE FROM TIME TO TIME, NO ASSURANCE CAN BE GIVEN THAT PERSONS WHO PURCHASE SHARES OF COMMON STOCK IN THE STOCK ISSUANCE WILL THEREAFTER BE ABLE TO SELL SUCH SHARES AT PRICES RELATED TO THE FOREGOING VALUATION OF THE PRO FORMA MARKET VALUE THEREOF. FINPRO IS NOT A SELLER OF SECURITIES WITHIN THE MEANING OF ANY FEDERAL OR STATE SECURITIES LAWS. ANY REPORT PREPARED BY FINPRO SHALL NOT BE USED AS AN OFFER OR SOLICITATION WITH RESPECT TO THE PURCHASE OR SALE OF ANY SECURITIES.

The estimated valuation herein will be updated as appropriate. These updates will consider, among other factors, any developments or changes in the Bank's financial condition, operating performance, management policies and procedures and current conditions in the securities market for thrift institution common stock. Should any such developments or changes, in our opinion, be material to the estimated pro forma market value of the Bank, appropriate adjustments to the estimated pro forma market value will be made. The reasons for any such adjustments will be explained at that time.

 Conversion Valuation Appraisal Report                                 Page: 4
================================================================================


1.   OVERVIEW AND FINANCIAL ANALYSIS

   --------------------------------
            GENERAL OVERVIEW
   --------------------------------

The Bank, after the Conversion, will be a state chartered stock savings and loan association. As of September 30, 2003, the Bank had $610.1 million in total assets, $530.4 million in deposits, $200.5 million in net loans and $75.1 million in equity.

The following table shows the Bank's facilities as of September 30, 2003.


                       FIGURE 1 - CURRENT FACILITIES LIST

--------------------------------------------------------------------------------------
                                              NET BOOK VALUE
                                                   AS OF
                                     YEAR      SEPTEMBER 30,
LOCATION                            OPENED          2003         FOOTAGE      LEASED
--------------------------------------------------------------------------------------
MAIN OFFICE:                                   (DOLLARS IN THOUSANDS)
1433 Van Houten Avenue               1981      $       2,655      10,460      Owned
BRANCHES:
CLIFTON:
1055 Clifton Avenue                  1956                871       2,484      Owned
1 Village Square West                1928                230       1,550      Owned
319 Lakeview Avenue                  1970                 59       3,311      Owned
646 Van Houten Avenue                1968                144       1,081      Owned
387 Valley Road                      1971                  1         995    Leased (1)
GARFIELD:
253 Palisade Avenue                  1975                  -         685    Leased (2)
369 Lanza Avenue                     1977              1,123       2,174      Owned
WALLINGTON:
163 Maple Avenue (3)                 2003                465         680      Owned
WAYNE:
1158 Hamburg Turnpike                2003                233       1,617    Leased (4)
--------------------------------------------------------------------------------------

(1)  The current lease expires in 2006 with an option for an additional 5 years.
(2) This branch is currently leased on a month to month basis. Clifton Savings owns land with a book value of $344,000 for a future branch site at 247 Palisade Avenue to replace this branch.
(3) This is a temporary facility. The permanent facility is scheduled to open in the first quarter of 2004.
(4)  The current lease expires in 2008 with an option for an additional 5 years.

Source: Offering Prospectus

 Conversion Valuation Appraisal Report                                 Page: 5
================================================================================


   --------------------------------
                HISTORY
   --------------------------------

Clifton Savings was formed as a New Jersey building and loan association in 1928 under the name Botany Building and Loan Association. Clifton Savings has changed its name several times since and has done business under the names East Clifton Building and Loan Association, East Clifton Savings and Loan Association and Clifton Savings and Loan Association and since 1989 under its current name Clifton Savings Bank, S.L.A.

The Bank operates as a community-oriented financial institution offering traditional financial services to consumers and businesses in the Bank's market area. The Bank attracts deposits from the general public and uses those funds to originate one-to-four-family, multi-family and commercial real estate, and consumer loans, which the Bank holds for investment.

 Conversion Valuation Appraisal Report                                 Page: 6
================================================================================


   --------------------------------
           STRATEGIC DIRECTION
   --------------------------------

The Bank's mission is to operate and grow a profitable community-oriented financial institution serving primarily retail customers in the Bank's market area. The Bank plans to achieve this by executing a strategy of:


     o    continuing to serve as a community-oriented financial institution;

     o    expanding the branch network into new market areas;

     o pursuing opportunities to increase multi-family and commercial real estate lending in the market area where there are many multi-family and commercial real estate properties;

     o continuing to use conservative underwriting practices to maintain the high quality of the loan portfolio;

     o managing the net interest margin and net interest spread by seeking to increase lending levels;

     o managing the investment and borrowings portfolios to provide liquidity, enhance income and manage interest rate risk; and

     o seeking opportunities to increase deposits by continuing to offer exceptional customer service and expanding products and services offered to the Bank's customers.

CONTINUING TO SERVE AS A COMMUNITY-ORIENTED FINANCIAL INSTITUTION

The Bank has a long tradition of focusing on the needs of consumers in the Bank's community and being an active corporate citizen. The Bank delivers personalized service and responds with flexibility to customer needs. The Bank believes the community orientation is attractive to the Bank's customers and distinguishes the Bank from the large regional banks that operate in the Bank's market area, and the Bank intends to maintain this focus as it grows.

EXPAND THE BANK'S BRANCH NETWORK INTO NEW MARKET AREAS

In April 2003, the Bank opened a new branch in Wallington, New Jersey and the Bank expects to open a new branch in Wayne, New Jersey in the third quarter of the 2003 calendar year. The Bank intends to continue to pursue expansion in Bergen and Passaic Counties in future years and the Bank also may consider exploring expansion opportunities in Essex County and in surrounding counties.

 Conversion Valuation Appraisal Report                                 Page: 7
================================================================================


PURSUE OPPORTUNITIES TO INCREASE MULTI-FAMILY AND COMMERCIAL REAL ESTATE LENDING

Many multi-family and commercial properties are located in the Bank's market area and with the additional capital raised in the offering, the Bank may pursue the larger lending relationships associated with these multi-family and commercial properties, while continuing to originate any such loans in accordance with the Bank's conservative underwriting guidelines.

CONTINUE CONSERVATIVE UNDERWRITING PRACTICES AND MAINTAIN HIGH QUALITY LOAN PORTFOLIO

The Bank believes that high asset quality is a key to long-term financial success. The Bank has sought to maintain a high level of asset quality and moderate credit risk by using underwriting standards, which the Bank believes are conservative. At September 30, 2003, the Bank's nonperforming loans (loans which are 90 or more days delinquent) were only 0.02% of the Bank's total loan portfolio and 0.01% of the Bank's total assets. Although the Bank intends to increase the Bank's multi-family and commercial real estate lending after the conversion, the Bank intends to continue the Bank's philosophy of managing large loan exposures through the Bank's conservative approach to lending.

MANAGE NET INTEREST MARGIN AND NET INTEREST SPREAD

The Bank intends to continue to manage its interest margin and net interest spread by seeking to increase lending levels. Loans secured by multi-family and commercial real estate are generally larger and involve a greater degree of risk than one-to-four family residential mortgage loans. As a result, however, multi-family and commercial real estate loans typically have higher yields, which increase the Bank's net interest margin and net interest spread.

MANAGE INVESTMENT AND BORROWINGS PORTFOLIOS

The Bank's liquidity, income and interest rate risk are affected by the management of the Bank's investment and borrowings portfolios. After the conversion, the Bank may leverage the additional capital the Bank raises in the offering by borrowing funds from the Federal Home Loan Bank and investing the funds in loans and investment securities in a manner consistent with the Bank's current portfolio. This leverage strategy, if implemented and assuming favorable market conditions, will provide the Bank with additional liquidity, enhance earnings and help to manage the Bank's interest rate risk.

 Conversion Valuation Appraisal Report                                 Page: 8
================================================================================


INCREASE DEPOSITS

The Bank's primary source of funds is the Bank's deposit accounts. Deposits increased $59.1 million, or 12.5%, since March 31, 2002 primarily due to competitive interest rates, the movement of customer funds out of riskier investments, including the stock market, and the Bank's history of paying interest on deposit accounts since 1928. The Bank intends to continue to increase the Bank's deposits by continuing to offer exceptional customer service, as well as enhancing products and services offered to the Bank's customers.

 Conversion Valuation Appraisal Report                                 Page: 9
================================================================================


   --------------------------------
         BALANCE SHEET TRENDS
   --------------------------------

The Bank's balance sheet increased by $34.1 million, or 5.91%, from $576.1 million at March 31, 2003 to $610.1 million at September 30, 2003.

Equity has increased $2.0 million, or 2.79%, from $73.0 million at March 31, 2003 to $75.1 million at September 30, 2003. The equity to assets ratio is currently 12.30%.



                  FIGURE 2 - ASSET AND RETAINED EARNINGS CHART


                                   [BAR GRAPH]

                            Mar-99          $ 478,004

                            Mar-00          $ 482,668

                            Mar-01          $ 494,160

                            Mar-02          $ 543,917

                            Mar-03          $ 576,055

                            Sep-03          $ 610,110



Source:  Offering Prospectus

 Conversion Valuation Appraisal Report                                 Page: 10
================================================================================


The following tables set forth certain information concerning the financial position of the Bank at the dates indicated.

                                            FIGURE 3 - KEY BALANCE SHEET DATA

-------------------------------------------------------------------------------------------------------------------------
                                             SEPTEMBER 30,                         AT MARCH 31,
                                            --------------- -------------------------------------------------------------
                                                  2003         2003        2002        2001         2000        1999
                                            --------------- -------------------------------------------------------------
FINANCIAL CONDITION DATA:                                                   (IN THOUSANDS)
-------------------------------------------------------------------------------------------------------------------------
Total assets                                    $ 610,110   $ 576,055   $ 543,917   $ 494,160    $ 482,668   $ 478,004
Loans receivable, net                             200,463     214,219     251,021     228,996      202,833     162,144
Cash and cash equivalents and securities          392,893     347,613     280,543     253,009      267,741     304,225
Deposits                                          530,372     497,495     471,318     426,155      420,441     419,310
Total equity                                       75,054      73,020      67,804      63,402       58,009      54,592
-------------------------------------------------------------------------------------------------------------------------

Source:  Offering Prospectus


                                                       FIGURE 4 - KEY RATIOS

-------------------------------------------------------------------------------------------------------------------------------
                                                        MONTHS ENDED
                                                        SEPTEMBER 30,                AT OR FOR THE YEAR ENDED MARCH 31,
                                                    --------------------    ---------------------------------------------------
                                                       2003       2002        2003       2002        2001      2000       1999
-------------------------------------------------------------------------------------------------------------------------------
PERFORMANCE RATIOS:
Return on average assets                              0.69%      0.96%        0.94%      0.86%       0.91%     0.92%      0.73%
Return on average equity                              5.52%      7.61%        7.41%      6.75%       7.34%     7.82%      6.21%
Interest rate spread (1)                              2.20%      2.33%        2.34%      1.94%       2.05%     2.18%      1.89%
Net interest margin (2)                               2.43%      2.70%        2.67%      2.41%       2.58%     2.65%      2.37%
Noninterest expense to average assets                 1.27%      1.04%        1.07%      1.06%       1.13%     1.10%      1.24%
Efficiency ratio (3)                                 52.98%     39.12%       40.33%     43.98%      43.91%    41.77%     52.51%
Average interest earning assets to average
interest bearing liabilities                          1.11x      1.12x        1.12x      1.13x       1.12x     1.11x      1.11x
Average equity to average assets                     12.59%     12.62%       12.68%     12.67%      12.45%    11.75%     11.69%
CAPITAL RATIOS:
Tangible capital                                     12.32%     12.66%       12.69%     12.47%      12.83%    12.17%     11.41%
Core capital                                         12.30%     12.66%       12.69%     12.47%      12.83%    12.17%     11.41%
Risk-based capital                                   40.21%     36.46%       40.47%     35.64%      36.82%    36.62%     37.70%
ASSET QUALITY RATIOS:
Allowance for loan losses as a percent of
total gross loans                                     0.42%      0.39%        0.44%      0.37%       0.38%     0.38%      0.42%
Allowance for loan losses as a percent of
nonperforming loans                                2210.53%    912.62%      537.14%    186.51%     306.23%    69.35%     91.64%
Net charge-offs to average outstanding loans
during the period                                     0.00%      0.00%        0.00%      0.00%       0.00%     0.00%      0.00%
Nonperforming loans as a percent of total loans       0.02%      0.04%        0.08%      0.20%       0.13%     0.55%      0.45%
Nonperforming assets as a percent of total assets     0.01%      0.02%        0.03%      0.09%       0.09%     0.23%      0.16%

OTHER DATA:
Number of:
   Real estate loans outstanding                      1,728      2,129        1,905      2,263       2,369     2,317      2,172
   Deposit accounts                                  35,752     36,517       35,171     37,005      37,190    37,274     37,553
   Full service customer service facilities              10          8            8          8           8         8          8
-------------------------------------------------------------------------------------------------------------------------------
Source:  Offering Prospectus

 Conversion Valuation Appraisal Report                                 Page: 11
================================================================================


   --------------------------------
            LOAN PORTFOLIO
   --------------------------------

The Bank's loan portfolio has decreased by $13.8 million from March 31, 2003 to September 30, 2003, and as a percent of assets, the loan portfolio has decreased from 37.19% to 32.86%. High prepayment speeds and the low volume of loan originations at the Bank caused this decline over the last six months.


                      FIGURE 5 - NET LOANS RECEIVABLE CHART

                                   [BAR GRAPH]

                            Mar-99          $ 162,144

                            Mar-00          $ 202,833

                            Mar-01          $ 228,996

                            Mar-02          $ 251,021

                            Mar-03          $ 214,219

                            Sep-03          $ 200,463


Source:  Offering Prospectus

 Conversion Valuation Appraisal Report                                 Page: 12
================================================================================


The Bank is primarily a 1-4 family mortgage lender.


               FIGURE 6 - LOAN MIX AS OF SEPTEMBER 30, 2003 CHART

   Construction                                                  0.11%
   Equity lines of Credit                                        0.72%
   Mortgage Loans (multi-family, commerical, and other)          4.82%
   Mortgage Loans (one-four-family)                             92.04%
   Other consumer loans                                          0.02%
   Passbook or certificate loans                                 0.54%
   Second mortgage loans                                         1.76%


Source:  Offering Prospectus

 Conversion Valuation Appraisal Report                                 Page: 13
================================================================================


The Bank's loan mix remains primarily real estate-oriented in its composition. The mix has remained relatively stable since 1999.


                                                       FIGURE 7 - LOAN MIX

--------------------------------------------------------------------------------------------------------------------------------
                                      AT SEPTEMBER 30,                              AT MARCH 31,
                                   -------------------- ------------------------------------------------------------------------
                                           2003                  2003                  2002                     2001
                                    AMOUNT     PERCENT    AMOUNT     PERCENT     AMOUNT     PERCENT      AMOUNT     PERCENT
------------------------------------------------------- ------------------------------------------------------------------------
                                                                   (DOLLAR IN THOUSANDS)
Real estate loans:
   One-to-four family              $ 185,633    92.04%  $ 198,957     92.26%   $ 236,967     93.93%    $ 214,349      93.11%
   Multi-family and commercial         9,725     4.82%     10,127      4.70%       8,753      3.47%        8,977       3.90%
   Construction                          220     0.11%        382      0.18%         450      0.18%            -       0.00%
                                   -------------------- ------------------------------------------------------------------------
       Total real estate loans       195,578    96.97%    209,466     97.13%     246,170     97.58%      223,326      97.01%
                                   -------------------- ------------------------------------------------------------------------

Consumer loans:
   Second mortgage loans               3,543     1.76%      3,318      1.54%       3,828      1.52%        4,682       2.04%
   Passbook or certificate loans       1,082     0.54%      1,188      0.55%         976      0.39%          996       0.43%
   Equity lines of credit              1,454     0.72%      1,639      0.76%       1,256      0.50%        1,161       0.50%
   Other consumer loans                   35     0.02%         35      0.02%          35      0.01%           35       0.02%
                                   -------------------- ------------------------------------------------------------------------
       Total consumer loans            6,114     3.03%      6,180      2.87%       6,095      2.42%        6,874       2.99%
                                   -------------------- ------------------------------------------------------------------------

   Total gross loans                 201,692   100.00%    215,646    100.00%     252,265    100.00%      230,200     100.00%
                                              =========             =========              =========                =========

Loans in process                          75                  252                     80                       -
Deferred loan fees, net                  314                  235                    224                     319
Allowance for loan losses                840                  940                    940                     885
                                   ----------           ----------             ----------              ----------
   Total loans receivable, net     $ 200,463            $ 214,219              $ 251,021               $ 228,996
--------------------------------------------------------------------------------------------------------------------------------

(Continued)

------------------------------------------------------------------------------------
                                                    AT MARCH 31,
                                   -------------------------------------------------
                                             2000                    1999
                                      AMOUNT     PERCENT      AMOUNT     PERCENT
------------------------------------------------------------------------------------
                                               (DOLLARS IN THOUSANDS)
Real estate loans:
   One-to-four family               $ 187,736      91.90%    $ 149,618     91.59%
   Multi-family and commercial         10,345       5.06%        9,043      5.54%
   Construction                           956       0.47%          200      0.12%
                                   -------------------------------------------------
       Total real estate loans        199,037      97.43%      158,861     97.25%
                                   -------------------------------------------------

Consumer loans:
   Second mortgage loans                3,276       1.61%        2,855      1.75%
   Passbook or certificate loans        1,151       0.56%        1,027      0.63%
   Equity lines of credit                 783       0.38%          594      0.36%
   Other consumer loans                    36       0.02%           13      0.01%
                                   -------------------------------------------------
       Total consumer loans             5,246       2.57%        4,489      2.75%
                                   -------------------------------------------------

   Total gross loans                  204,283     100.00%      163,350    100.00%
                                                 =========               =========

Loans in process                          196                      102
Deferred loan fees, net                   469                      424
Allowance for loan losses                 785                      680
                                    ----------               ----------
   Total loans receivable, net      $ 202,833                $ 162,144
------------------------------------------------------------------------------------
Source:  Offering Prospectus

 Conversion Valuation Appraisal Report                                 Page: 14
================================================================================


   --------------------------------
              INVESTMENTS
   --------------------------------

The Bank increased its investment portfolio from $271.4 million at March 31, 2003, to $336.9 million at September 30, 2003.


                           FIGURE 8 - SECURITIES CHART




                                [GRAPHIC OMITTED]




IN ACCORDANCE WITH RULE 202 OF REGULATION S-T, THIS FIGURE IS BEING FILED IN PAPER PURSUANT TO A CONTINUING HARDSHIP EXEMPTION.

Source:  Offering Prospectus
Note: Available for sale securities are shown at fair value and held to maturity securities are shown at amortized cost.

 Conversion Valuation Appraisal Report                                 Page: 15
================================================================================


   --------------------------------
      INVESTMENTS AND MORTGAGE-
         BACKED SECURITIES
   --------------------------------

The following table illustrates the Bank's investment portfolio.

                                                           FIGURE 9 - INVESTMENT MIX

------------------------------------------------------------------------------------------------------------------------------------
                                    AT SEPTEMBER 30,                                                    AT MARCH 31,
                                 ----------------------  ---------------------------------------------------------------------------
                                            2003                    2003                     2002                     2001
                                  Amortized     Fair      Amortized      Fair      Amortized       Fair     Amortized      Fair
                                     Cost       Value       Cost         Value        Cost        Value        Cost        Value
------------------------------------------------------------------------------------------------------------------------------------
Trading account securities:
     Federal agency securities:  $        -   $       -   $       -    $       -   $       -    $       -   $     979    $     988
Securities available for sale:
     Federal agency securities:           -           -       5,000        5,011       1,000        1,014      22,002       22,062
     Freddie Mac                        191         204         246          264         354          377         479          498
                                 ----------------------- ---------------------------------------------------------------------------
                                        191         204       5,246        5,275       1,354        1,391      22,481       22,560
Securities held-to-maturity:
     Federal agency securities:     136,869     138,866     120,862      123,115     110,255      109,425      80,321       80,564
     Fannie Mae                      87,747      87,957      47,290       48,846      53,861       53,879      46,567       46,970
     Freddie Mac                     77,899      78,868      57,940       59,695      53,667       53,961      48,788       49,417
     Ginnie Mae                      34,144      33,767      39,994       40,406       6,340        6,511       9,822       10,035
                                 ----------------------- ---------------------------------------------------------------------------
                                    336,659     339,458     266,086      272,062     224,123      223,776     185,498      186,986

        Total                     $ 336,850   $ 339,662   $ 271,332    $ 277,337   $ 225,477    $ 225,167   $ 208,958    $ 210,534
------------------------------------------------------------------------------------------------------------------------------------
Source:  Offering Prospectus

 Conversion Valuation Appraisal Report                                 Page: 16
================================================================================


   --------------------------------
            ASSET QUALITY
   --------------------------------

The Bank's level of nonperforming assets has decreased from $175 thousand at March 31, 2003 to $38 thousand at September 30, 2003. The nonperforming assets as a percentage of total assets also decreased.


                         FIGURE 10 - ASSET QUALITY CHART


                         Mar-99    Mar-00   Mar-01   Mar-02   Mar-03   Sep-03
                         ------    ------   ------   ------   ------   ------
                                        (Dollars in thousands)

Nonperforming Assets     $  742    $1,132   $  457   $  504   $  175   $   38
NPAs to Pd End Assets      0.16%     0.23%    0.09%    0.09%    0.03%    0.01%


Source:  Offering Prospectus

 Conversion Valuation Appraisal Report                                 Page: 17
================================================================================


At September 30, 2003, the Bank's nonperforming loans to total loan ratio was 0.02% and the non-performing assets to total assets ratio was 0.01%.


                                                 FIGURE 11 - NON-PERFORMING LOANS

----------------------------------------------------------------------------------------------------------------------------
                                            AT SEPTEMBER 30,                  YEAR ENDED MARCH 31,
                                                 2003            2003         2002        2001        2000          1999
                                            ---------------  ---------------------------------------------------------------
Nonaccrual loans:                                                             (Dollars in thousands)
----------------------------------------------------------------------------------------------------------------------------
   Real estate                              $           38    $      175   $      504  $      289   $    1,104   $      742
                                            ---------------  ---------------------------------------------------------------
        Total                                           38           175          504         289        1,104          742
                                            ===============  ===============================================================
Accruing loans past due 90 days or more:
   Consumer                                              -             -            -           -           28            -
                                            ---------------  ---------------------------------------------------------------
        Total                                            -             -            -           -           28            -
                                            ---------------  ---------------------------------------------------------------
        Total of nonaccrual and 90 days or
        more past due loans                             38           175          504         289        1,132          742
                                            ---------------  ---------------------------------------------------------------
Real estate owned                                        -             -            -         168            -            -
                                            ---------------  ---------------------------------------------------------------
      Total nonperforming assets            $           38    $      175   $      504  $      457   $    1,132   $      742
                                            ===============  ===============================================================
Total nonperforming loans to total loans              0.02%         0.08%        0.20%       0.13%        0.55%        0.45%
Total nonperforming loans to total assets             0.01%         0.03%        0.09%       0.06%        0.23%        0.16%
Total nonperforming assets to total assets            0.01%         0.03%        0.09%       0.09%        0.23%        0.16%
----------------------------------------------------------------------------------------------------------------------------
Source:  Offering Prospectus

 Conversion Valuation Appraisal Report                                 Page: 18
================================================================================


The ALLL declined $100 thousand from March 31, 2003 to September 30, 2003, as the Bank recaptured a portion of its ALLL. The recapture was based on a decline in loans and a decline in NPLs. The Bank's ALLL to loans ratio decreased from 0.44% at March 31, 2003 to 0.42% at September 30, 2003.


         FIGURE 12 - ALLOWANCE FOR POSSIBLE LOAN AND LEASE LOSSES CHART

                                   [BAR GRAPH]

                            Mar-99             $ 680

                            Mar-00             $ 785

                            Mar-01             $ 885

                            Mar-02             $ 940

                            Mar-03             $ 940

                            Sep-03             $ 840



Source: Offering Prospectus

 Conversion Valuation Appraisal Report                                 Page: 19
================================================================================


   --------------------------------
          FUNDING COMPOSITION
   --------------------------------

Deposits have increased from $497.5 million at March 31, 2003 to $530.4 million at September 30, 2003. The Bank has no outstanding borrowings.


                  FIGURE 13 - DEPOSIT AND BORROWING TREND CHART

                                   [BAR GRAPH]

                            Mar-99          $ 419,310

                            Mar-00          $ 420,441

                            Mar-01          $ 426,155

                            Mar-02          $ 471,318

                            Mar-03          $ 497,495

                            Sep-03          $ 530,372



Source:  Offering Prospectus

 Conversion Valuation Appraisal Report                                 Page: 20
================================================================================


The Bank's deposit mix as of September 30, 2003 is heavily weighted in time deposits.


                             FIGURE 14 - DEPOSIT MIX

                                  [PIE CHART]

                  Money Market                          2%
                  NOW & Super NOW                       5%
                  Savings Deposits                     28%
                  Time Deposits                        65%




Source:  Offering Prospectus

 Conversion Valuation Appraisal Report                                 Page: 21
================================================================================


   --------------------------------
      ASSET/LIABILITY MANAGEMENT
   --------------------------------

The following chart depicts the Bank's Net Portfolio Value ("NPV") at September 30, 2003 under all rate shocks.


                             FIGURE 15 - NET PORTFOLIO VALUE


                                                          NET PORTFOLIO VALUE AS % OF
                                NET PORTFOLIO VALUE        PORTFOLIO VALUE OF ASSETS
    BASIS POINT ("BP")  ---------------------------------------------------------------
     CHANGE IN RATES    $ AMOUNT    $ CHANGE    % CHANGE    NPV RATIO        CHANGE
   ------------------------------------------------------------------------------------
                                  (DOLLARS IN THOUSANDS)
          300 bp          68,438     (25,000)      -27%      11.38%         -338 bp
          200 bp          78,114     (15,234)      -16%      12.73%         -202 bp
          100 bp          86,472      (6,967)       -7%      13.86%          -90 bp
            0             93,438                             14.76%
         -100 bp          93,882         444         0%      14.75%               0

Source:  Offering Prospectus

 Conversion Valuation Appraisal Report                                 Page: 22
================================================================================


   --------------------------------
        NET WORTH AND CAPITAL
   --------------------------------

At September 30, 2003, the Bank had capital in excess of the minimum requirements for all capital ratios.

                          FIGURE 16 - CAPITAL ANALYSIS


   ------------------------------------------------------------------------
                                       HISTORICAL AT SEPTEMBER 30, 2003
                                   ----------------------------------------
   REGULATORY CAPITAL POSITION                               PERCENTAGE OF
                                        AMOUNT                  ASSETS
   ------------------------------------------------------------------------

   GAAP CAPITAL                      $       75,054                  12.30%

   TIER 1 (CORE) CAPITAL
   Capital Level                     $       75,046                  12.30%
   Requirement                               24,404                   4.00%
   ------------------------------------------------------------------------
   Excess                            $       50,642                   8.30%

   TOTAL RISK-BASED CAPITAL
   Capital Level                     $       75,886                  40.21%
   Requirement                               15,098                   8.00%
   ------------------------------------------------------------------------
   Excess                            $       60,788                  32.21%
   ------------------------------------------------------------------------
Source: Offering Prospectus

 Conversion Valuation Appraisal Report                                 Page: 23
================================================================================


   --------------------------------
       INCOME AND EXPENSE TRENDS
   --------------------------------

The Bank posted net income of $5.2 million for the year ended March 31, 2003, up $792 thousand from the year ended March 31, 2002. The increase was primarily attributable to higher net interest income, resulting from lower interest expense. The net income for the three months ended September 30, 2003, declined from the prior period due to lower net interest income and higher noninterest expense.


                          FIGURE 17 - NET INCOME CHART

                                  [BAR GRAPH]

                            Mar-99             $3,300
                            Mar-00             $4,399
                            Mar-01             $4,448
                            Mar-02             $4,429
                            Mar-03             $5,221
                            Sep-03             $4,088


Source:  Offering Prospectus

 Conversion Valuation Appraisal Report                                 Page: 24
================================================================================


The net interest spread and margin decreased between the six months ended September 30, 2002 and the six months ended September 30, 2003.


                                      FIGURE 18 - AVERAGE YIELDS AND COSTS

---------------------------------------------------------------------------------------------------------------


                                                                 SIX MONTHS ENDED SEPTEMBER 30,
                                             ------------------------------------------------------------------
                                                               2003                          2002
                                             ------------------------------------------------------------------

                                               AVERAGE   INTEREST AND  YIELD/   AVERAGE   INTEREST AND  YIELD/
                                               BALANCE     DIVIDENDS   COST     BALANCE     DIVIDENDS   COST
---------------------------------------------------------------------------------------------------------------
ASSETS:                                                             (DOLLARS IN THOUSANDS)
Interest-earning assets:
      Loans receivable                        $ 202,185    $   6,193    6.13%  $ 250,914    $   8,584    6.84%
      Mortgage-backed securities                191,403        4,023    4.20%    106,724        3,309    6.20%
      Investment securities                     134,011        2,310    3.45%    127,391        2,826    4.44%
      Other interest-earning assets              37,420          281    1.50%     46,488          406    1.75%
                                             ------------------------------------------------------------------
             Total interest-earning assets      565,019       12,807    4.53%    531,517       15,125    5.69%
                                                          -----------                      -----------
Noninterest-earning assets                       23,277                           16,278
                                             -----------                      -----------
             Total assets                     $ 588,296                        $ 547,795
                                             ===========                      ===========

LIABILITIES AND EQUITY:
Interest-bearing liabilities:
      Demand accounts                         $  39,141    $     226    1.15%  $  36,745    $     288    1.57%
      Savings and club accounts                 137,863          920    1.33%    117,161        1,336    2.28%
      Certificates of deposit                   332,412        4,786    2.88%    319,940        6,335    3.96%
                                             ------------------------------------------------------------------
             Total interest-bearing deposits    509,416        5,932    2.33%    473,846        7,959    3.36%
Noninterest-bearing liabilities                   4,822                            4,823
                                             -----------                      -----------
             Total liabilities                  514,238                          478,669
Equity                                           74,058                           69,126
      Total liabilities and equity            $ 588,296                        $ 547,795
                                             ===========                      ===========
Net interest income                                        $   6,875                        $   7,166
                                                          ===========                      ===========
Interest rate spread                                                    2.20%                            2.33%
Net interest margin                                                     2.43%                            2.70%
Average interest-earning assets to average
interest-bearing liabilities                       1.11x                            1.12x
---------------------------------------------------------------------------------------------------------------
Source:  Offering Prospectus

 Conversion Valuation Appraisal Report                                 Page: 25
================================================================================


The following chart illustrates that the Bank's spread and margin declined between 2000 and 2002. Between the twelve months ended March 31, 2002 and the twelve months ended March 31, 2003, spread and margin increased as cost of funds declined faster than yield on assets. Spread and margin declined during the six months ended September 30, 2003, as the decline in yield was only partially offset by the decline in cost of funds.

                       FIGURE 19 - SPREAD AND MARGIN CHART

                                  [LINE GRAPH]

             Mar-99    Mar-00    Mar-01    Mar-02    Mar-03    Sep-03

Margin       2.37%      2.65%     2.58%     2.41%     2.67%     2.43%
Spread       1.89%      2.18%     2.05%     1.94%     2.34%     2.20%

Source:  Offering Prospectus

 Conversion Valuation Appraisal Report                                 Page: 25
================================================================================


The Bank posted net income of $2.0 million for the six months ended September 30, 2003, compared with $2.6 million for the six months ended September 30, 2002. The decline is primarily attributable to lower net interest income and higher noninterest expense.


                                      FIGURE 20 - INCOME STATEMENT TRENDS

-----------------------------------------------------------------------------------------------------------------------
                                          THREE MONTHS ENDED
                                              SEPTEMBER 30,                     YEAR ENDED MARCH 31,
                                         ------------------------------------------------------------------------------
                                            2003         2002       2003       2002      2001       2000       1999
OPERATING DATA:                                                  (DOLLARS IN THOUSANDS)
-----------------------------------------------------------------------------------------------------------------------
Interest Income                          $ 12,807     $ 15,125   $ 29,253   $ 31,290   $ 32,437   $ 30,958   $ 29,354
Interest Expense                            5,932        7,959     14,856     19,136     20,237     18,612     18,855
                                         ---------------------- -------------------------------------------------------
Net interest income                         6,875        7,166     14,397     12,154     12,200     12,346     10,499
Provisions for loan losses                   (100)           -          -         55        100        105         90
                                         ---------------------- -------------------------------------------------------
Net interest income after provision
 for loan losses                            6,975        7,166     14,397     12,099     12,100     12,241     10,409
Noninterest income                            148          144        296        284        360         56        181
Noninterest expense                         3,721        2,860      5,926      5,478      5,487      5,269      5,654
                                         ---------------------- -------------------------------------------------------
Earnings before income taxes                3,402        4,450      8,767      6,905      6,973      7,028      4,936
Total income taxes                          1,358        1,819      3,546      2,476      2,525      2,629      1,636
                                         ---------------------- -------------------------------------------------------
Net earnings                             $  2,044     $  2,631   $  5,221   $  4,429   $  4,448   $  4,399   $  3,300
                                         ========     ========   ========   ========   ========   ========   ========
-----------------------------------------------------------------------------------------------------------------------
Source:  Offering Prospectus

 Conversion Valuation Appraisal Report                                 Page: 27
================================================================================


The ROAA, consistent with net income, decreased for the annualized six months ended September 30, 2003 relative to the twelve months ended March 31, 2003.

                      FIGURE 21 - PROFITABILITY TREND CHART

                                   [BAR GRAPH]

                            Mar-99            $ 3,300

                            Mar-00            $ 4,399

                            Mar-01            $ 4,448

                            Mar-02            $ 4,429

                            Mar-03            $ 5,221

                            Sep-03            $ 4,088



Source:  Offering Prospectus

 Conversion Valuation Appraisal Report                                 Page: 28
================================================================================


   --------------------------------
           LEGAL PROCEEDINGS
   --------------------------------

Periodically, there have been various claims and lawsuits against the Bank, such as claims to enforce liens, condemnation proceedings on properties in which the Bank holds security interests, claims involving the making and servicing of real property loans and other issues incident to the Bank's business. The Bank is not a party to any pending legal proceedings that management believes would have a material adverse effect on the Bank's financial condition, results of operations or cash flows.

   --------------------------------
             SUBSIDIARIES
   --------------------------------

The Bank does not have any subsidiaries.

 Conversion Valuation Appraisal Report                                 Page: 29
================================================================================


2.   MARKET AREA ANALYSIS

The following maps delineate the market area for each of the Bank's branches based upon the geographic distribution of accounts.


                          FIGURE 22 - MARKET AREA MAPS




                                      [MAP]





                                      [MAP]

 Conversion Valuation Appraisal Report                                 Page: 30
================================================================================


   --------------------------------
       MARKET AREA DEMOGRAPHICS
   --------------------------------


The following tables summarize the demographics for the Bank's markets.


                       FIGURE 23 - POPULATION DEMOGRAPHICS




                                [GRAPHIC OMITTED]




IN ACCORDANCE WITH RULE 202 OF REGULATION S-T, THIS FIGURE IS BEING FILED IN PAPER PURSUANT TO A CONTINUING HARDSHIP EXEMPTION.


Source: Claritas

 Conversion Valuation Appraisal Report                                 Page: 31
================================================================================


                      FIGURE 23 - POPULATION DEMOGRAPHICS 2




                                [GRAPHIC OMITTED]




IN ACCORDANCE WITH RULE 202 OF REGULATION S-T, THIS FIGURE IS BEING FILED IN PAPER PURSUANT TO A CONTINUING HARDSHIP EXEMPTION.



Source: Claritas

 Conversion Valuation Appraisal Report                                 Page: 32
================================================================================


                      FIGURE 24 - HOUSEHOLD CHARACTERISTICS







                                [GRAPHIC OMITTED]







IN ACCORDANCE WITH RULE 202 OF REGULATION S-T, THIS FIGURE IS BEING FILED IN PAPER PURSUANT TO A CONTINUING HARDSHIP EXEMPTION.




Source: Claritas

 Conversion Valuation Appraisal Report                                 Page: 33
================================================================================


                     FIGURE 24 - HOUSEHOLD CHARACTERISTICS 2






                                [GRAPHIC OMITTED]






IN ACCORDANCE WITH RULE 202 OF REGULATION S-T, THIS FIGURE IS BEING FILED IN PAPER PURSUANT TO A CONTINUING HARDSHIP EXEMPTION.



Source: Claritas

 Conversion Valuation Appraisal Report                                 Page: 34
================================================================================


   --------------------------------
          MARKET AREA DEPOSIT
            CHARACTERISTICS
   --------------------------------

Due to the nature of the Bank's service area, the competition was defined as all branches within the radii defined in the Market Area Demographics section.



                    FIGURE 25 - 1433 VAN HOUTEN MARKET SHARE

               1433 VAN HOUTEN: MARKET SHARE BY INSTITUTION TYPE


                                [GRAPHIC OMITTED]


IN ACCORDANCE WITH RULE 202 OF REGULATION S-T, THIS FIGURE IS BEING FILED IN PAPER PURSUANT TO A CONTINUING HARDSHIP EXEMPTION.



               1433 VAN HOUTEN: MARKET SHARE BY INSTITUTION TYPE


                                [GRAPHIC OMITTED]


IN ACCORDANCE WITH RULE 202 OF REGULATION S-T, THIS FIGURE IS BEING FILED IN PAPER PURSUANT TO A CONTINUING HARDSHIP EXEMPTION.


Source: SNL Securities data, FinPro calculations.


                   FIGURE 26 - 646 VAN HOUTEN AVE MARKET SHARE

              646 VAN HOUTEN AVE: MARKET SHARE BY INSTITUTION TYPE


                                [GRAPHIC OMITTED]


IN ACCORDANCE WITH RULE 202 OF REGULATION S-T, THIS FIGURE IS BEING FILED IN PAPER PURSUANT TO A CONTINUING HARDSHIP EXEMPTION.


              646 VAN HOUTEN AVE: MARKET SHARE BY INSTITUTION TYPE


                                [GRAPHIC OMITTED]


IN ACCORDANCE WITH RULE 202 OF REGULATION S-T, THIS FIGURE IS BEING FILED IN PAPER PURSUANT TO A CONTINUING HARDSHIP EXEMPTION.



Source: SNL Securities data, FinPro calculations.

Conversion Valuation Appraisal Report                                   Page: 35
================================================================================


                      FIGURE 27 - CLIFTON AVE MARKET SHARE


                  CLIFTON AVE: MARKET SHARE BY INSTITUTION TYPE


                                [GRAPHIC OMITTED]


IN ACCORDANCE WITH RULE 202 OF REGULATION S-T, THIS FIGURE IS BEING FILED IN PAPER PURSUANT TO A CONTINUING HARDSHIP EXEMPTION.



                    CLIFTON AVE: MARKET SHARE BY INSTITUTION


                                [GRAPHIC OMITTED]


IN ACCORDANCE WITH RULE 202 OF REGULATION S-T, THIS FIGURE IS BEING FILED IN PAPER PURSUANT TO A CONTINUING HARDSHIP EXEMPTION.


Source: SNL Securities data, FinPro calculations.


                       FIGURE 28 - LANZA AVE MARKET SHARE


                  LANZA AVE.: MARKET SHARE BY INSTITUTION TYPE


                                [GRAPHIC OMITTED]


IN ACCORDANCE WITH RULE 202 OF REGULATION S-T, THIS FIGURE IS BEING FILED IN PAPER PURSUANT TO A CONTINUING HARDSHIP EXEMPTION.



                     LANZA AVE.: MARKET SHARE BY INSTITUTION


                                [GRAPHIC OMITTED]


IN ACCORDANCE WITH RULE 202 OF REGULATION S-T, THIS FIGURE IS BEING FILED IN PAPER PURSUANT TO A CONTINUING HARDSHIP EXEMPTION.

Source: SNL Securities data, FinPro calculations.

Conversion Valuation Appraisal Report                                   Page: 36
================================================================================


            FIGURE 29 - LAKEVIEW AVE AND VILLAGE SQUARE MARKET SHARE


        LAKEVIEW AVE AND VILLAGE SQUARE: MARKET SHARE BY INSTITUTION TYPE


                                [GRAPHIC OMITTED]


IN ACCORDANCE WITH RULE 202 OF REGULATION S-T, THIS FIGURE IS BEING FILED IN PAPER PURSUANT TO A CONTINUING HARDSHIP EXEMPTION.



          LAKEVIEW AVE AND VILLAGE SQUARE: MARKET SHARE BY INSTITUTION


                                [GRAPHIC OMITTED]


IN ACCORDANCE WITH RULE 202 OF REGULATION S-T, THIS FIGURE IS BEING FILED IN PAPER PURSUANT TO A CONTINUING HARDSHIP EXEMPTION.


Source: SNL Securities data, FinPro calculations.


                      FIGURE 30 - PALISADE AVE MARKET SHARE


                 PALISADE AVE.: MARKET SHARE BY INSTITUTION TYPE


                                [GRAPHIC OMITTED]


IN ACCORDANCE WITH RULE 202 OF REGULATION S-T, THIS FIGURE IS BEING FILED IN PAPER PURSUANT TO A CONTINUING HARDSHIP EXEMPTION.



                   PALISADE AVE.: MARKET SHARE BY INSTITUTION


                                [GRAPHIC OMITTED]


IN ACCORDANCE WITH RULE 202 OF REGULATION S-T, THIS FIGURE IS BEING FILED IN PAPER PURSUANT TO A CONTINUING HARDSHIP EXEMPTION.


Source: SNL Securities data, FinPro calculations.

Conversion Valuation Appraisal Report                                   Page: 37
================================================================================


                      FIGURE 31 - VALLEY ROAD MARKET SHARE


                   VALLEY RD: MARKET SHARE BY INSTITUTION TYPE


                                [GRAPHIC OMITTED]


IN ACCORDANCE WITH RULE 202 OF REGULATION S-T, THIS FIGURE IS BEING FILED IN PAPER PURSUANT TO A CONTINUING HARDSHIP EXEMPTION.



                   VALLEY RD: MARKET SHARE BY INSTITUTION TYPE


                                [GRAPHIC OMITTED]


IN ACCORDANCE WITH RULE 202 OF REGULATION S-T, THIS FIGURE IS BEING FILED IN PAPER PURSUANT TO A CONTINUING HARDSHIP EXEMPTION.


Source: SNL Securities data, FinPro calculations.


                         FIGURE 32 - WAYNE MARKET SHARE


                     WAYNE: MARKET SHARE BY INSTITUTION TYPE


                                [GRAPHIC OMITTED]


IN ACCORDANCE WITH RULE 202 OF REGULATION S-T, THIS FIGURE IS BEING FILED IN PAPER PURSUANT TO A CONTINUING HARDSHIP EXEMPTION.



                        WAYNE: MARKET SHARE BY INSTITUTIO


                                [GRAPHIC OMITTED]


IN ACCORDANCE WITH RULE 202 OF REGULATION S-T, THIS FIGURE IS BEING FILED IN PAPER PURSUANT TO A CONTINUING HARDSHIP EXEMPTION.


Note: The Bank's Wayne branch was not opened at June 30, 2002.
Source: SNL Securities data, FinPro calculations.

Conversion Valuation Appraisal Report                                   Page: 38
================================================================================


                     FIGURE 33 - WALLINGTON AVE MARKET SHARE


                  WALLINGTON: MARKET SHARE BY INSTITUTION TYPE


                                [GRAPHIC OMITTED]


IN ACCORDANCE WITH RULE 202 OF REGULATION S-T, THIS FIGURE IS BEING FILED IN PAPER PURSUANT TO A CONTINUING HARDSHIP EXEMPTION.



                     WALLINGTON: MARKET SHARE BY INSTITUTION


                                [GRAPHIC OMITTED]


IN ACCORDANCE WITH RULE 202 OF REGULATION S-T, THIS FIGURE IS BEING FILED IN PAPER PURSUANT TO A CONTINUING HARDSHIP EXEMPTION.


Note: The Bank's Wallington branch was not opened at June 30, 2002.
Source: SNL Securities data, FinPro calculations.

Conversion Valuation Appraisal Report                                   Page: 39
================================================================================


3.   Comparisons With Publicly Traded Thrifts


---------------------------------------------------------------------
                               INTRODUCTION
---------------------------------------------------------------------


This section presents an analysis of the Bank's operations against a selected group ("Comparable Group") of publicly traded Mutual Holding Companies ("MHCs"). The Comparable Group was selected based upon similarity of characteristics to the Bank. The Comparable Group multiples provide the basis for the valuation of the Bank.

Factors that influence the Bank's value such as balance sheet structure and size, profitability, income and expense trends, capital levels, credit risk, and recent operating results can be measured against the Comparable Group. The Comparable Group's current market pricing, coupled with the appropriate adjustments for differences between the Bank and the Comparable Group, will then be utilized as the basis for the pro forma valuation of the Bank's to-be-issued common stock.


---------------------------------------------------------------------
                            SELECTION CRITERIA
---------------------------------------------------------------------


The goal of the selection criteria process is to find those institutions with characteristics that most closely match those of the Bank. In an ideal world, all of the Comparable Group would contain the exact characteristics of the Bank. However, none of the Comparables selected will be exact clones of the Bank.

Based upon our experience, FinPro has determined that MHCs trade at materially different levels relative to fully converted thrifts due to the unique ownership structure. The primary differences between MHCs and fully converted institutions are that MHCs contain a minority interest and have the potential for a second step. In addition, MHCs have the potential for a remutualization transaction, although this potential has been significantly reduced by recent OTS parameters. Finally, OTS regulated institutions have the ability to waive dividends to the MHC. Due to these differences, MHC trading multiples are substantially different than fully converted trading multiples. FinPro concluded that the appropriate Comparable Group should be comprised of liquidly traded MHCs.

Conversion Valuation Appraisal Report                                   Page: 40
================================================================================


As of the date of this appraisal, there were a total of 18 MHCs traded on the NYSE, NASDAQ or AMEX. FinPro limited the Comparable Group to institutions whose common stock is listed on a major exchange, since these companies trade regularly and with reasonable volume. FinPro believes that thrifts that trade over-the-counter or as pink sheets are inappropriate for the Comparable Group, due to irregular trading activity and wide bid/ask spreads, which may skew the trading value and make trading multiples less reliable as an indicator of value. These institutions are looked at on a secondary basis.

One of the MHCs, Skibo Financial, is an announced "remutualization" and is therefore not appropriate as a Comparable as its trading price is reflective of the negotiated acquisition price. Another MHC, Provident Bancorp, is undertaking a second step conversion and is therefore not appropriate for a Comparable due to distortion of trading multiples. Based upon the Bank's asset base of $610 million, two MHCs, Gouverneur Bancorp and Webster City Federal, were considered too small and four MHCs, Capital Federal, Hudson City Bancorp, Northwest Bancorp and People's Bank, were considered too big. Charter Financial would be a poor Comparable as a substantial equity portfolio skews their trading multiples. Jacksonville Bancorp is located in the Midwestern Region, which typically trades at different levels relative to the Northeast Region. This resulted in a total of 8 Comparables, which is below the normal minimum of 10. Based upon conversations with the OTS, it was determined that using 8 Comparables was appropriate. All eight Comparables are located in the Northeast Region with the Bank. As geographical location is typically a primary section criteria, FinPro is comfortable that this Comparable Group fully meets that criteria. As such adjustments for geographical location should be minimal.

                          FIGURE 34 - COMPARABLE GROUP

                                                                                       CORPORATE
                                                   ---------------------------------------------------------------------------------

                                                                                       NUMBER
                                                                                         OF         IPO          CONVERSION
TICKER                  SHORT NAME                   EXCHANGE       CITY      STATE    OFFICES      DATE            TYPE
------------------------------------------------------------------------------------------------------------------------------------
                 COMPARABLE THRIFT DATA
BCSB    BCSB Bankcorp, Inc. (MHC)                     NASDAQ      Baltimore     MD          16   07/08/1998   Mutual Holding Co
ALLB    Greater Delaware Valley Savings Bank (MHC)    NASDAQ      Broomall      PA           8   03/03/1995   Mutual Holding Co
GCBC    Greene County Bancorp Inc. (MHC)              NASDAQ      Catskill      NY           6   12/30/1998   Mutual Holding Co
ONFC    Oneida Financial Corp. (MHC)                  NASDAQ      Oneida        NY           9   12/30/1998   Mutual Holding Co
PRTR    Partners Trust Financial Group, Inc. (MHC)    NASDAQ      Utica         NY          17   04/04/2002   Mutual Holding Co
PBHC    Pathfinder Bancorp, Inc. (MHC)                NASDAQ      Oswego        NY           6   11/16/1995   Mutual Holding Co
ROME    Rome Bancorp, Inc. (MHC)                      NASDAQ      Rome          NY           4   10/06/1999   Mutual Holding Co
WFD     Westfield Financial Inc. (MHC)                AMEX        Westfield     MA          10   12/28/2001   Mutual Holding Co
------------------------------------------------------------------------------------------------------------------------------------

Conversion Valuation Appraisal Report                                   Page: 41
================================================================================


All 8 of the Comparables have been public for more than one year. FinPro would ordinarily exclude institutions that have recently converted, as the earnings of newly converted institutions do not reflect a full years benefit from the reinvestment of proceeds, and thus the price/earnings multiples and return on equity measures for these institutions tend to be skewed upward and downward, respectively.


---------------------------------------------------------------------
                           BASIS FOR COMPARISON
---------------------------------------------------------------------


MHCs have different percentages of minority ownership. In order to adjust for this factor, all of the Comparables' pricing multiples are represented as if the MHC undertook a second step, based upon standardized assumptions. These multiples will be referred to as "fully converted" pricing multiples.


---------------------------------------------------------------------
                       OVERVIEW OF THE COMPARABLES
---------------------------------------------------------------------


The members of the Comparable Group were reviewed against the Bank to ensure comparability based upon the following criteria:

     1.   Asset size
     2.   Profitability
     3.   Capital Level
     4.   Balance Sheet Mix
     5.   Operating Strategy
     6.   Date of conversion


1. Asset Size      The Comparable Group should have a similar asset size to the
Bank. The Comparable Group ranged in size from $259.4 million to $1.3 billion in total assets with a median of $400.8 million. The Bank's asset size was $610.1 million as of September 30, 2003. On a pro forma basis, the Bank's assets are projected to be $687.2 million.

2. Profitability   The Comparable Group had a median ROAA of 0.59% and a median
ROAE of 5.44% for the last twelve months. The Comparable Group profitability measures had a dispersion about the mean for the ROAA measure ranging from a low of 0.33% to a high of 1.03%, while the ROAE measure ranged from a low of 2.27% to a high of 7.94%. The Bank had an ROAA of 0.69% and an ROAE of 5.52% for the six months ending September 30, 2003,

Conversion Valuation Appraisal Report                                   Page: 41
================================================================================


2003, annualized. On a pro forma basis, the Bank's ROAA and ROAE are 0.71% and 3.19%, respectively.

3. Capital Level         The Comparable Group had a median equity to assets
ratio of 11.31% with a high of 15.22% and a low of 7.20%. At September 30, 2003, the Bank had an equity to assets ratio of 12.30%. On a pro forma basis, at the midpoint, the Bank would have an equity to assets ratio of 22.14%.

4. Balance Sheet Mix     At September 30, 2003, the Bank had a net loan to asset
ratio of 32.86%. The median loan to asset ratio for the Comparables was 56.32%, ranging from a low of 42.90% to a high of 75.93%. On the liability side, the Bank's deposit to asset ratio was 86.93% at September 30, 2003 while the Comparable median was 75.26%, ranging from 63.58% to 85.58%. The Bank does not have any borrowings while the Comparable median borrowings to assets ratio was 11.53% with a range of 3.08% to 21.28%.

5. Operating Strategy    An institution's operating characteristics are
important because they determine future performance. Operational strategy also affects expected rates of return and investor's general perception of the quality, risk and attractiveness of a given company. Specific operating characteristics include profitability, balance sheet growth, asset quality, capitalization and non-financial factors such as management strategies and lines of business.

6. Date of Conversion    Recent conversions, those completed on or after
September 30, 2002, were excluded since the earnings of a newly converted institution do not reflect a full year's benefits of reinvestment of conversion proceeds. Additionally, new issues tend to trade at a discount to the market averages.

Conversion Valuation Appraisal Report                                   Page: 42
================================================================================


The following table presents key financial ratios for the Bank and the Comparable Group.

                        FIGURE 35 - KEY FINANCIAL RATIOS
--------------------------------------------------------------------------------------------
                                                                       COMPARABLE GROUP
                                                       THE BANK             MEDIAN
--------------------------------------------------------------------------------------------
BALANCE SHEET DATA
--------------------------------------------------------------------------------------------
Gross Loans to Deposits                                 37.96%                70.95%
--------------------------------------------------------------------------------------------
Total Net Loans to Assets                               32.86%                56.32%
--------------------------------------------------------------------------------------------
Securities to Assets                                    55.21%                33.51%
--------------------------------------------------------------------------------------------
Deposits to Assets                                      86.93%                75.26%
--------------------------------------------------------------------------------------------
Borrowed Funds to Assets                                 0.00%                11.53%
--------------------------------------------------------------------------------------------
Interest Earning Asset to Interest Bearing Liabilities  110.92%              112.87%
--------------------------------------------------------------------------------------------
BALANCE SHEET GROWTH
--------------------------------------------------------------------------------------------
Asset Growth Rate                                       11.82%                 8.95%
--------------------------------------------------------------------------------------------
Loan Growth Rate                                       -12.84%                 9.25%
--------------------------------------------------------------------------------------------
Deposit Growth Rate                                     13.22%                 9.87%
--------------------------------------------------------------------------------------------
CAPITAL
--------------------------------------------------------------------------------------------
Equity to Assets                                        12.30%                11.31%
--------------------------------------------------------------------------------------------
Tangible Equity to Assets                               12.30%                10.05%
--------------------------------------------------------------------------------------------
Intangible Assets to Equity                              0.00%                 2.97%
--------------------------------------------------------------------------------------------
Regulatory Core Capital to Assets                       12.30%                 9.03%
--------------------------------------------------------------------------------------------
Equity + Reserves to Assets                             12.44%                11.80%
--------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------
ASSET QUALITY
--------------------------------------------------------------------------------------------
Non-Performing Loans to Loans                            0.02%                 0.42%
--------------------------------------------------------------------------------------------
Reserves to Non-Performing Loans                          NM                 256.80%
--------------------------------------------------------------------------------------------
Non-Performing Assets to Assets                          0.01%                 0.23%
--------------------------------------------------------------------------------------------
Non-Performing Assets to Equity                          0.05%                 1.58%
--------------------------------------------------------------------------------------------
Reserves to Net Loans                                    0.42%                 1.00%
--------------------------------------------------------------------------------------------
Reserves to Non-Performing Assets + 90 Days Del.          NM                 212.37%
--------------------------------------------------------------------------------------------
PROFITABILITY
--------------------------------------------------------------------------------------------
Return on Average Assets                                 0.69%                 0.59%
--------------------------------------------------------------------------------------------
Return on Average Equity                                 5.52%                 5.44%
--------------------------------------------------------------------------------------------
INCOME STATEMENT
--------------------------------------------------------------------------------------------
Yield on Average Earning Assets                          4.53%                 5.92%
--------------------------------------------------------------------------------------------
Cost of Interest Bearing Liabilities                     2.33%                 2.53%
--------------------------------------------------------------------------------------------
Net Interest Spread                                      2.20%                 3.32%
--------------------------------------------------------------------------------------------
Net Interest Margin                                      2.43%                 3.54%
--------------------------------------------------------------------------------------------
Noninterest Income to Average Assets                     0.05%                 0.59%
--------------------------------------------------------------------------------------------
Noninterest Expense to Average Assets                    1.27%                 2.93%
--------------------------------------------------------------------------------------------
Efficiency Ratio                                        52.98%                74.19%
--------------------------------------------------------------------------------------------
Overhead Ratio                                          51.97%                65.92%
--------------------------------------------------------------------------------------------

Source:  The Bank Offering Circular, FinPro calculations and SNL Securities
Note:  All of the Bank data is at or for the annualized six months ended September 30, 2003.
Note:  All of the Comparable data is as of or for the last twelve months.

Conversion Valuation Appraisal Report                                   Page: 44
================================================================================


4.   Market Value Determination


---------------------------------------------------------------------
                         MARKET VALUE ADJUSTMENTS
---------------------------------------------------------------------


The estimated pro forma market value of the Bank, along with certain adjustments to its value relative to market values for the Comparable Group are delineated in this section. The adjustments are made from potential investors' viewpoint and are adjustments necessary when comparing the Bank to the Comparable Group. Potential investors include depositors holding subscription rights and unrelated parties who may purchase stock in the community offering and who are assumed to be aware of all relevant and necessary facts as they pertain to the value of the Bank relative to other publicly traded thrift institutions and relative to alternative investment opportunities.

There are numerous criteria on which the market value adjustments are based. The major criteria utilized for purposes of this report include:

Adjustments Relative to the Comparable Group:
---------------------------------------------

     o    Financial Condition

     o    Balance Sheet Growth

     o    Earnings Quality, Predictability and Growth

     o    Market Area

     o    Cash Dividends

     o    Liquidity of the Issue

     o    Recent Regulatory Matters

Adjustments for Other Factors:
------------------------------

     o    Management

     o    Subscription Interest


To ascertain the market value of the Bank, the median trading multiple values for the Comparable Group are utilized as the starting point. Adjustments, up or down, to the Comparable Group median multiple values are made based on the comparison of the Bank to the Comparable Group.

Conversion Valuation Appraisal Report                                   Page: 45
================================================================================


---------------------------------------------------------------------
                           FINANCIAL CONDITION
---------------------------------------------------------------------


The balance sheet strength of an institution is an important market value determinant, as the investment community considers such factors as cash liquidity, capitalization, asset composition, funding mix, intangible levels and interest rate risk in assessing the attractiveness of investing in the common stock of a thrift. The following figures summarize the key financial elements of the Bank measured against the Comparable Group.

                       FIGURE 36 - KEY BALANCE SHEET DATA

                                                                     KEY FINANCIAL DATA FOR THE MOST RECENT QUARTER
                                                    --------------------------------------------------------------------------------

                                                      TOTAL       LOANS/     LOANS/   SECURITIES/   DEPOSITS/  BORROWINGS/    IEA/
                                                      ASSETS     DEPOSITS    ASSETS     ASSETS       ASSETS      ASSETS       IBL
TICKER                  SHORT NAME                    ($000)        (%)        (%)        (%)          (%)         (%)        (%)
------------------------------------------------------------------------------------------------------------------------------------
                  COMPARABLE THRIFT DATA
BCSB    BCSB Bankcorp, Inc. (MHC)                     639,744      68.58      58.69      35.11        85.58        3.72      103.59
ALLB    Greater Delaware Valley Savings Bank (MHC)    376,682      73.32      53.95      31.90        73.58       16.30      111.04
GCBC    Greene County Bancorp Inc. (MHC)              259,422      61.24      52.20      38.20        85.23        3.08      107.76
ONFC    Oneida Financial Corp. (MHC)                  424,870      63.73      46.38      38.12        72.78       15.06      114.70
PRTR    Partners Trust Financial Group, Inc. (MHC)  1,285,114      99.08      62.99      27.99        63.58       21.28      117.12
PBHC    Pathfinder Bancorp, Inc. (MHC)                287,478      91.58      67.56      21.80        73.78       17.41      104.01
ROME    Rome Bancorp, Inc. (MHC)                      267,773      98.96      75.93      13.21        76.73        8.00      120.72
WFD     Westfield Financial Inc. (MHC)                816,177      53.61      42.90      45.77        80.03        4.18      123.89
------------------------------------------------------------------------------------------------------------------------------------
        Average                                       544,658      76.26      57.58      31.51        76.41       11.13      112.85
        Median                                        400,776      70.95      56.32      33.51        75.26       11.53      112.87
        Maximum                                     1,285,114      99.08      75.93      45.77        85.58       21.28      123.89
        Minimum                                       259,422      53.61      42.90      13.21        63.58        3.08      103.59

TBD     Clifton Savings Bancorp, Inc.                 610,110      37.96      32.86      55.21        86.93           -      110.92

        VARIANCE TO THE COMPARABLE MEDIAN             209,334     (32.99)    (23.46)     21.71        11.68      (11.53)      (1.95)

SNL and Offering Circular Data, FinPro Computations

     ASSET SIZE - The Bank at $610.1 million, is bigger than the Comparable Group median of $400.8 million. The adjustment for the difference in size will be addressed in the liquidity section.

     ASSET COMPOSITION - The Bank's net loan to asset ratio of 32.86% is substantially below the Comparable Group median of 56.32%. The Bank has a larger portfolio of investment securities, which offer lower yields relative to loans.

     FUNDING MIX - The Bank is primarily funded through deposits, 86.93% of assets. The Bank does not have any borrowings. The Comparable Group has a deposits to assets ratio of 75.26% and a borrowings to asset ratio of 11.53%.

     CASH LIQUIDITY - The cash liquidity of the Bank and the Comparable Group appear to be sufficient to meet funding requirements and regulatory guidelines.

Conversion Valuation Appraisal Report                                   Page: 46
================================================================================


     INTEREST RATE RISK - The Bank's interest rate risk position is illustrated on page 20. The Bank's profile appears to be within acceptable regulatory parameters. No similar data is available for the Comparable Group. The Bank's interest earnings assets/interest costing liabilities ratio is slightly below the Comparable Group median.

                            FIGURE 37 - CAPITAL DATA

                                                                    CAPITAL FOR THE MOST RECENT QUARTER
                                                       --------------------------------------------------------------
                                                                   TANGIBLE    INTANGIBLE   CORE CAPITAL/   EQUITY +
                                                         EQUITY/    EQUITY/      ASSETS/      TANGIBLE     RESERVES/
                                                         ASSETS   TANG ASSETS    EQUITY        ASSETS       ASSETS
TICKER                SHORT NAME                           (%)         (%)         (%)           (%)          (%)
---------------------------------------------------------------------------------------------------------------------
                 COMPARABLE THRIFT DATA

BCSB    BCSB Bankcorp, Inc. (MHC)                          7.20        6.80        5.93          7.44         7.54
ALLB    Greater Delaware Valley Savings Bank (MHC)         9.25        9.25           -          9.03         9.97
GCBC    Greene County Bancorp Inc. (MHC)                  11.13       11.13           -          8.83        11.60
ONFC    Oneida Financial Corp. (MHC)                      11.49        8.85       25.21          7.67        11.99
PRTR    Partners Trust Financial Group, Inc. (MHC)        13.47       10.85       21.84         10.63        14.22
PBHC    Pathfinder Bancorp, Inc. (MHC)                     7.44        5.88       22.20            NA         8.03
ROME    Rome Bancorp, Inc. (MHC)                          13.61       13.61           -         14.56        14.22
WFD     Westfield Financial Inc. (MHC)                    15.22       15.22           -         15.12        15.77
---------------------------------------------------------------------------------------------------------------------
        Average                                           11.10       10.20        9.40         10.47        11.67
        Median                                            11.31       10.05        2.97          9.03        11.80
        Maximum                                           15.22       15.22       25.21         15.12        15.77
        Minimum                                            7.20        5.88           -          7.44         7.54

TBD     Clifton Savings Bancorp, Inc.                     12.30       12.30           -         12.30        12.44

        VARIANCE TO THE COMPARABLE MEDIAN                  0.99        2.25       (2.97)         3.27         0.64



Sources:  SNL and Offering Circular Data, FinPro Computations

     CAPITALIZATION - The Comparable Group's median equity to assets ratio of 11.31% is lower than the Bank's ratio of 12.30%. The Bank's pro forma equity to assets ratio is projected to be 22.14% at the midpoint of the valuation range.

     INTANGIBLE LEVELS - An important factor influencing market values is the level of intangibles that an institution carries on its books. Three of the Comparables have a material level of intangible assets. The Bank has no intangible assets.

The asset quality of an institution is an important determinant of market value. The investment community considers levels of nonperforming loans, Real Estate Owned ("REO") and levels of Allowance for Loan and Lease Losses ("ALLL") in assessing the attractiveness of investing in the common stock of an institution.

Conversion Valuation Appraisal Report                                   Page: 47
================================================================================


                         FIGURE 38 - ASSET QUALITY TABLE

                                                                              ASSET QUALITY FOR THE MOST RECENT QUARTER
                                                              ----------------------------------------------------------------------

                                                                 NPLS/    RESERVES/      NPAS/       NPAS/    RESERVES/   RESERVES/
                                                                 LOANS      NPLS        ASSETS      EQUITY      LOANS     NPAS + 90
TICKER                  SHORT NAME                                (%)        (%)         (%)         (%)         (%)         (%)
------------------------------------------------------------------------------------------------------------------------------------
                   COMPARABLE THRIFT DATA

BCSB    BCSB Bankcorp, Inc. (MHC)                                 0.09      621.84        0.11        1.48       0.58       318.24
ALLB    Greater Delaware Valley Savings Bank (MHC)                2.85       46.73        2.38       25.77       1.33        27.75
GCBC    Greene County Bancorp Inc. (MHC)                          0.17      545.09        0.09        0.78       0.90       545.09
ONFC    Oneida Financial Corp. (MHC)                              0.15      745.14        0.11        0.93       1.09       472.69
PRTR    Partners Trust Financial Group, Inc. (MHC)                0.74      158.75        0.68        5.05       1.18       104.98
PBHC    Pathfinder Bancorp, Inc. (MHC)                            1.24       70.83        0.96       12.92       0.88        61.55
ROME    Rome Bancorp, Inc. (MHC)                                  0.29      283.22        0.22        1.60       0.81       194.36
WFD     Westfield Financial Inc. (MHC)                            0.55      230.38        0.24        1.56       1.28       230.38
------------------------------------------------------------------------------------------------------------------------------------
        Average                                                   0.76      337.75        0.60        6.26       1.01       244.38
        Median                                                    0.42      256.80        0.23        1.58       1.00       212.37
        Maximum                                                   2.85      745.14        2.38       25.77       1.33       545.09
        Minimum                                                   0.09       46.73        0.09        0.78       0.58        27.75

TBD     Clifton Savings Bancorp, Inc.                             0.02    2,210.53        0.01        0.05       0.42     2,210.53

        VARIANCE TO THE COMPARABLE MEDIAN                        (0.40)   1,953.73       (0.22)      (1.53)     (0.58)    1,998.16


Sources:  SNL and Offering Circular Data, FinPro Computations

The Bank's level of non-performing loans ("NPL") to total loans, at 0.02%, is below the Comparable Group median at 0.42%. The Bank had a non-performing assets to assets ratio of 0.01%, which is below with the Comparable median of 0.23%. The Bank's reserve level, 0.42% of total loans, is below the Comparable median of 1.00% of loans. The Bank's level of reserves to NPLs is substantially above that of the Comparable Group, due to the Bank's low level of NPLs.

The Bank's asset mix is substantially weaker than the Comparables as represented by lower loan to asset and loan to deposit ratios. As a result, the Bank has invested a larger portion of its assets in lower yielding securities, relative to the Comparable Group. The income impact of the asset mix will be addressed in the profitability section. However, the Bank has a more favorable funding mix. It is anticipated, however, that the Bank will rely on borrowings in the future to fund growth. This will negate this favorable comparison. The Bank's interest earning assets/interest bearing liability ratio is slightly below the Comparable median. The Bank's capital levels are in-line with the Comparable Group, but will be significantly higher after the offering. The Bank's asset quality is stronger than the Comparable Group. Taken collectively, no adjustment is warranted for financial condition as the asset mix weakness is offset by the stronger asset quality.

Conversion Valuation Appraisal Report                                   Page: 48
================================================================================


---------------------------------------------------------------------
                           BALANCE SHEET GROWTH
---------------------------------------------------------------------


The Bank has been able to grow deposits and the corresponding asset base faster than the Comparable median. The Bank is experiencing substantial loan runoff, while the Comparable Group is experiencing solid loan growth.

                      FIGURE 39 - BALANCE SHEET GROWTH DATA

                                                               BALANCE SHEET GROWTH AS OF THE LTM
                                                              -------------------------------------
                                                                    ASSET         LOAN     DEPOSIT
                                                                   GROWTH       GROWTH      GROWTH
                                                                     RATE         RATE        RATE
TICKER                         SHORT NAME                             (%)          (%)         (%)
---------------------------------------------------------------------------------------------------
                         COMPARABLE THRIFT DATA

BCSB          BCSB Bankcorp, Inc. (MHC)                             43.32        33.43       46.99
ALLB          Greater Delaware Valley Savings Bank (MHC)             0.23         6.63        0.58
GCBC          Greene County Bancorp Inc. (MHC)                      12.78         2.91       15.09
ONFC          Oneida Financial Corp. (MHC)                           0.79         1.08        4.25
PRTR          Partners Trust Financial Group, Inc. (MHC)            26.54        32.73       41.25
PBHC          Pathfinder Bancorp, Inc. (MHC)                        11.35        12.30       17.95
ROME          Rome Bancorp, Inc. (MHC)                               6.55        11.86        4.65
WFD           Westfield Financial Inc. (MHC)                         2.61       (10.42)       0.02
---------------------------------------------------------------------------------------------------
              Average                                               13.02        11.32       16.35
              Median                                                 8.95         9.25        9.87
              Maximum                                               43.32        33.43       46.99
              Minimum                                                0.23       (10.42)       0.02

TBD           Clifton Savings Bancorp, Inc.                         11.82       (12.84)      13.22

              VARIANCE TO THE COMPARABLE MEDIAN                      2.87       (22.09)       3.35


Sources:  SNL and Offering Circular Data, FinPro Computations

Therefore, a slight downward adjustment is warranted as the Bank's slightly better deposit and asset growth rates are more than offset by the Bank's substantial loan runoff relative to the Comparables' solid loan growth.

Conversion Valuation Appraisal Report                                   Page: 49
================================================================================


---------------------------------------------------------------------
               EARNINGS QUALITY, PREDICTABILITY AND GROWTH
---------------------------------------------------------------------


The earnings quality, predictability and growth are critical components in the establishment of market values for thrifts. Thrift earnings are primarily a function of:

     o    net interest income
     o    loan loss provision
     o    non-interest income
     o    non-interest expense

The quality and predictability of earnings is dependent on both internal and external factors. Some internal factors include the mix of the balance sheet, the interest rate sensitivity of the balance sheet, the asset quality, and the infrastructure in place to deliver the assets and liabilities to the public. External factors include the competitive market for both assets and liabilities, the global interest rate scenario, local economic factors and regulatory issues.

Investors are focusing on earnings sustainability as interest rate volatility has caused a wide variation in income levels. With the intense competition for both assets and deposits, banks cannot easily replace lost spread and margin with balance sheet growth.

Each of these factors can influence the earnings of an institution, and each of these factors is volatile. Investors prefer stability and consistency. As such, solid, consistent earnings are preferred to high but risky earnings. Investors also prefer earnings to be diversified and not entirely dependent on interest income.

Conversion Valuation Appraisal Report                                   Page: 50
================================================================================


The Bank posted net income of $4.4 million and $5.2 million, respectively, for the years ended March 31, 2002 and 2003, and posted annualized net income of $4.1 million for the six months ended September 30, 2003. The Bank's net income tracks its net interest margin closely.

                          FIGURE 40 - NET INCOME TREND




                                   [BAR GRAPH]




IN ACCORDANCE WITH RULE 202 OF REGULATION S-T, THIS FIGURE IS BEING FILED IN PAPER PURSUANT TO A CONTINUING HARDSHIP EXEMPTION.


Sources:  Offering Circular

Conversion Valuation Appraisal Report                                   Page: 51
================================================================================


The Bank's ROAA and ROAE are modestly better than the Comparable Group median. The Bank's higher capitalization following the offering is expected to reduce return on equity for the near term. On a pro forma basis, the Bank's ROAA and ROAE are 0.71% and 3.19%, respectively.

                         FIGURE 41 - PROFITABILITY DATA

                                                          PROFITABILITY FOR THE LTM
                                                       ----------------------------

                                                             RETURN ON    RETURN ON
                                                            AVG ASSETS   AVG EQUITY
TICKER                     SHORT NAME                              (%)          (%)
-----------------------------------------------------------------------------------
                     COMPARABLE THRIFT DATA

BCSB          BCSB Bankcorp, Inc. (MHC)                           0.33        4.36
ALLB          Greater Delaware Valley Savings Bank (MHC)          0.36        3.90
GCBC          Greene County Bancorp Inc. (MHC)                    0.92        7.94
ONFC          Oneida Financial Corp. (MHC)                        0.84        7.27
PRTR          Partners Trust Financial Group, Inc. (MHC)          1.03        7.49
PBHC          Pathfinder Bancorp, Inc. (MHC)                      0.44        5.70
ROME          Rome Bancorp, Inc. (MHC)                            0.73        5.17
WFD           Westfield Financial Inc. (MHC)                      0.35        2.27
-----------------------------------------------------------------------------------
              Average                                             0.63        5.51
              Median                                              0.59        5.44
              Maximum                                             1.03        7.94
              Minimum                                             0.33        2.27

TBD           Clifton Savings Bancorp, Inc.                       0.69        5.52

              VARIANCE TO THE COMPARABLE MEDIAN                   0.11        0.08


Sources:  SNL and Offering Circular Data, FinPro Computations

Conversion Valuation Appraisal Report                                   Page: 52
================================================================================


                        FIGURE 42 - INCOME STATEMENT DATA

                                                                           INCOME STATEMENT FOR THE LTM
                                               -------------------------------------------------------------------------------------
                                                YIELD ON             NET       NET     NONINTEREST  NONINTEREST
                                                AVE EARN  COST OF  INTEREST  INTEREST    INCOME/     EXPENSE/   EFFICIENCY  OVERHEAD
                                                 ASSETS    FUNDS    SPREAD    MARGIN   AVG ASSETS   AVG ASSETS    RATIO      RATIO
TICKER                SHORT NAME                   (%)      (%)       (%)       (%)        (%)          (%)        (%)        (%)
------------------------------------------------------------------------------------------------------------------------------------
                COMPARABLE THRIFT DATA

BCSB   BCSB Bankcorp, Inc. (MHC)                   6.07     3.02      3.05      3.16       0.23         2.49      77.03      75.25
ALLB   Greater Delaware Valley Savings Bank (MHC)  5.67     2.75      2.92      3.20       0.32         2.61      77.89      75.59
GCBC   Greene County Bancorp Inc. (MHC)            5.56     1.87      3.69      3.83       1.04         3.24      69.52      60.76
ONFC   Oneida Financial Corp. (MHC)                5.78     2.71      3.07      3.42       2.29         4.19      78.62      62.30
PRTR   Partners Trust Financial Group, Inc. (MHC)  6.06     2.47      3.59      3.95       0.82         2.65      58.04      48.50
PBHC   Pathfinder Bancorp, Inc. (MHC)              6.15     2.59      3.56      3.66       0.70         3.20      79.16      74.76
ROME   Rome Bancorp, Inc. (MHC)                    6.38     1.90      4.48      4.80       0.47         3.26      66.86      63.32
WFD    Westfield Financial Inc. (MHC)              4.84     2.44      2.40      2.87       0.27         2.15      71.35      68.52
------------------------------------------------------------------------------------------------------------------------------------
       Average                                     5.81     2.47      3.35      3.61       0.77         2.97      72.31      66.13
       Median                                      5.92     2.53      3.32      3.54       0.59         2.93      74.19      65.92
       Maximum                                     6.38     3.02      4.48      4.80       2.29         4.19      79.16      75.59
       Minimum                                     4.84     1.87      2.40      2.87       0.23         2.15      58.04      48.50

TBD    Clifton Savings Bancorp, Inc.               4.53     2.33      2.20      2.43       0.05         1.27      52.98      51.97

       VARIANCE TO THE COMPARABLE MEDIAN          (1.39)   (0.20)    (1.12)    (1.11)     (0.53)       (1.66)    (21.21)    (13.95)


Sources:  SNL and Offering Circular Data, FinPro Computations

Relative to the Comparable Group median, the Bank's yield on average earnings assets was 139 basis points lower and the cost of funds was 20 basis points lower. The lower yield is primarily attributable to a low level of loans. The 112 basis point net margin disadvantage is compounded by a 53 basis point disadvantage in noninterest income. However, the Bank has a lower level of noninterest expense, which offsets the lower margin and noninterest expense. The Bank's income profile of low noninterest income and low operating expenses is representative of its traditional thrift operating strategy.

As a result of solid cost control, the Bank's efficiency ratio of 52.98% is lower than the Comparable median of 74.19%.

On a forward looking basis, after the conversion the Bank's operating expenses are expected to rise as a result of the stock benefit plans and additional costs of being a public company. At the same time, the Bank will have additional capital to deploy and leverage.

The Bank has disadvantages in net margin and noninterest income, but has been able to make up for these disadvantages through cost control. The Bank's profitability is in-line with the Comparables. Based on these factors, no adjustment is warranted.

Conversion Valuation Appraisal Report                                   Page: 53
================================================================================


---------------------------------------------------------------------
                               MARKET AREA
---------------------------------------------------------------------


Ideally, both the Bank and the Comparable Group would operate in the same or very similar market areas. However, due to the limited pool of potential Comparables this is not possible. This section will delineate the adjustment relative to the Comparable Group for market area.

The market area that an institution serves has a significant impact on value, as future success is interrelated with the economic, demographic and competitive aspects of the market. The location of an institution will have an impact on the trading value of an institution, as many analysts compare the pricing of institutions relative to a state or regional multiples in investor presentations. Specifics on the Bank's markets were delineated in Section 2 - Market Area Analysis. The following figure compares the demographic and competitive data for the counties serviced by the Bank, to the county data of the Comparable Group members.

                          FIGURE 43 - MARKET AREA DATA



                                [GRAPHIC OMITTED]



IN ACCORDANCE WITH RULE 202 OF REGULATION S-T, THIS FIGURE IS BEING FILED IN PAPER PURSUANT TO A CONTINUING HARDSHIP EXEMPTION.


Sources:  SNL Securities, Claritas and US Bureau of Labor Statistics

Conversion Valuation Appraisal Report                                   Page: 54
================================================================================

The Bank's market area has grown and is projected to continue to growth at a rate above the Comparable median. The Bank's markets have substantially higher population density. However, the Bank's market has substantially higher unemployment levels indicative of weaker economic conditions. Median income levels are substantially higher in the Bank's markets, however, the relative attractiveness of the Bank's markets, has drawn an above average level of competition from both banks and non-banks. The number of people per branch is approximately equal, largely offsetting the population density. Based upon these factors, a modest upward adjustment is warranted for market area.

Conversion Valuation Appraisal Report                                   Page: 55
================================================================================


---------------------------------------------------------------------
                              CASH DIVIDENDS
---------------------------------------------------------------------


Pressures on ROAE and on internal rate of returns to investors prompted the industry toward cash dividends. This trend is exacerbated by the lack of growth potential. Typically, when institutions are in a growth mode, they issue stock dividends or do not declare a dividend. When growth is stunted, these institutions shift toward reducing equity levels and thus utilize cash dividends as a tool in managing equity. Recent tax code changes have made cash dividends more attractive to investors.

                         FIGURE 44 - CASH DIVIDEND DATA

                                                                  Dividends
                                                       -------------------------
                                                          Current   LTM Dividend
                                                         Dividend         Payout
                                                            Yield          Ratio
Ticker                      Short Name                        ($)           (%)
--------------------------------------------------------------------------------
                       Comparable Thrift Data

BCSB          BCSB Bankcorp, Inc. (MHC)                      2.80            NA
ALLB          Greater Delaware Valley Savings Bank (MHC)     1.20         90.00
GCBC          Greene County Bancorp Inc. (MHC)               2.18         63.64
ONFC          Oneida Financial Corp. (MHC)                   2.29         78.57
PRTR          Partners Trust Financial Group, Inc. (MHC)     1.39         31.52
PBHC          Pathfinder Bancorp, Inc. (MHC)                 2.23         54.90
ROME          Rome Bancorp, Inc. (MHC)                       1.03         60.85
WFD           Westfield Financial Inc. (MHC)                 0.83         55.56
--------------------------------------------------------------------------------
              Average                                        1.74         62.15
              Median                                         1.79         60.85
              Maximum                                        2.80         90.00
              Minimum                                        0.83         31.52

TBD           Clifton Savings Bancorp, Inc.                    NA            NA

              VARIANCE TO THE COMPARABLE MEDIAN                NA            NA


Sources:  SNL Data, FinPro Computations


All Comparable institutions had declared cash dividends. The median dividend payout ratio for the Comparable Group was 60.85%, ranging from a high of 90.00% to a low of 31.52%. The Bank, on a pro forma basis (at the mid point of the value range) will have an equity to assets ratio of 22.14%. The Bank will have adequate capital and profits to pay cash dividends. As such, no adjustment is indicated for this factor.

Conversion Valuation Appraisal Report                                   Page: 56
================================================================================


---------------------------------------------------------------------
                          LIQUIDITY OF THE ISSUE
---------------------------------------------------------------------


The Comparable Group is by definition composed only of companies that trade in the public markets with all of the Comparables trading on NASDAQ or AMEX. Typically, the number of shares outstanding and the market capitalization provides an indication of how much liquidity there will be in a given stock. The actual liquidity can be measured by volume traded over a given period of time.

                     FIGURE 45 - MARKET CAPITALIZATION DATA

                                                                                      MARKET DATA
                                                        ---------------------------------------------------------------------------
                                                                                                           PUBLICLY      TANGIBLE
                                                           MARKET       PRICE         PRICE       PRICE    REPORTED    PUBLICLY REP
                                                            VALUE     PER SHARE       HIGH         LOW    BOOK VALUE    BOOK VALUE
TICKER               SHORT NAME                              ($)         ($)           ($)         ($)         ($)          ($)
-----------------------------------------------------------------------------------------------------------------------------------
                COMPARABLE THRIFT DATA

BCSB       BCSB Bankcorp, Inc. (MHC)                        104.85       17.85        18.20       16.16        7.84         7.37
ALLB       Greater Delaware Valley Savings Bank (MHC)       103.24       30.00        30.72       22.35       10.13        10.13
GCBC       Greene County Bancorp Inc. (MHC)                  67.52       33.06        33.43       26.94       14.44        14.44
ONFC       Oneida Financial Corp. (MHC)                     120.70       24.44        25.75       21.02        9.88         7.39
PRTR       Partners Trust Financial Group, Inc. (MHC)       407.56       28.72        28.76       21.00       12.19         9.53
PBHC       Pathfinder Bancorp, Inc. (MHC)                    43.55       17.90        17.90       16.20        8.79         6.84
ROME       Rome Bancorp, Inc. (MHC)                         121.69       28.50        28.70       24.05        8.52         8.52
WFD        Westfield Financial Inc. (MHC)                   253.12       24.06        25.04       20.75       12.45        12.45
           Average                                          152.78       25.57        26.06       21.06       10.53         9.58
           Median                                           112.78       26.47        27.23       21.01       10.01         9.03
           Maximum                                          407.56       33.06        33.43       26.94       14.44        14.44
           Minimum                                           43.55       17.85        17.90       16.16        7.84         6.84

TBD        Clifton Savings Bancorp, Inc.                    200.70          NA           NA          NA          NA           NA

           VARIANCE TO THE COMPARABLE MEDIAN                 87.93          NA           NA          NA          NA           NA


Sources:  SNL and Offering Circular Data, FinPro Computations


The market capitalization values of the Comparable Group range from a low of $43.6 million to a high of $407.6 million with a median market capitalization of $112.8 million. The Bank expects to have $200.7 million of market capital at the midpoint on a pro forma basis.

A slight upward adjustment for this factor appears warranted, due to the higher level of market capitalization, relative to the Comparables, which indicates that following the conversion the Bank should enjoy a higher level of trading liquidity.

Conversion Valuation Appraisal Report                                   Page: 57
================================================================================


---------------------------------------------------------------------
                        RECENT REGULATORY MATTERS
---------------------------------------------------------------------


Regulatory matters influence the market for thrift conversions. Recently, the OTS has issued revised rules on conversions. The major emphasis of the revised rules is to make MHCs more attractive.

The OTS allows for dividend waivers without any dilution to the minority shareholders. The OTS relaxed its repurchase restrictions after the first year, and now allows for additional benefits to insiders when the minority issuance is less than 49.00%. Additionally, the impact of "remutualization" transactions has strongly influenced the pricing of MHCs. Offsetting these factors is the OTS prohibition of mergers within three years of conversion.

Taken collectively, no adjustment for this factor is warranted as both the Bank and the Comparables will operate in the same ownership structure and will be supervised in the same regulatory environment. FinPro will address the impact of "remutualization" transactions on the subscription interest of MHCs in the subscription interest section.

Conversion Valuation Appraisal Report                                   Page: 58
================================================================================


5.   Other Factors


---------------------------------------------------------------------
                                MANAGEMENT
---------------------------------------------------------------------


The Bank has developed a good management team with considerable banking experience. The Bank's organizational chart is reasonable for an institution of its size and complexity. The Board is active and oversees and advises on all key strategic and policy decisions and holds the management to high performance standards.

The Bank's operating results are in-line with the Comparable Group, indicating similar management strength.

As such, no adjustment appears to be warranted for this factor.

Conversion Valuation Appraisal Report                                   Page: 59
================================================================================


---------------------------------------------------------------------
                          SUBSCRIPTION INTEREST
---------------------------------------------------------------------


The pro forma price to tangible book multiple of MHC conversions has risen from 56.28% in 2000 to 74.42% in 2001 to 91.56% in 2002 and to 137.91% in 2003.

          FIGURE 46 - MHC REORGANIZATIONS (SINCE 1/1/99) PRO FORMA DATA




                                [GRAPHIC OMITTED]




IN ACCORDANCE WITH RULE 202 OF REGULATION S-T, THIS FIGURE IS BEING FILED IN PAPER PURSUANT TO A CONTINUING HARDSHIP EXEMPTION.

Source:  SNL Securities

Conversion Valuation Appraisal Report                                   Page: 60
================================================================================


Despite the increase in pro forma pricing multiples, illustrated on the previous page, the one-month price pop has increased from 3.75% in 2000 to 36.00% in 2001, down to 25.40% in 2002 and then up to 64.57% in 2003 YTD. During this time frame, MHCs have benefits from the emergence of the "remutualization" transaction. Investors in MHC stocks would certainly consider the potential for a "remutualization" transaction when deciding whether to subscribe for an MHC offering. The aftermarket performance of standard conversions and second step conversions has also been strong.

               FIGURE 47 - MHC REORGANIZATIONS PRICE APPRECIATION






                                [GRAPHIC OMITTED]






IN ACCORDANCE WITH RULE 202 OF REGULATION S-T, THIS FIGURE IS BEING FILED IN PAPER PURSUANT TO A CONTINUING HARDSHIP EXEMPTION.

Source:  SNL Securities, FinPro calculations

Conversion Valuation Appraisal Report                                   Page: 61
================================================================================


Based on the strong aftermarket appreciation of MHC conversions and the thrift conversion market as a whole, a substantial upward adjustment is warranted. In determining the magnitude of this adjustment, FinPro considered the impact of the "remutualization" transaction on the subscription interest for MHC stocks.

Conversion Valuation Appraisal Report                                   Page: 62
================================================================================


---------------------------------------------------------------------
                          VALUATION ADJUSTMENTS
---------------------------------------------------------------------


Relative to the Comparables the following adjustments need to be made to the Bank's pro forma market value.

Valuation Factor                                     Valuation Adjustment
---------------------------------------------------- ---------------------------

Financial Condition                                  No Adjustment

Balance Sheet Growth                                 Slight Downward

Earnings Quality, Predictability and Growth          No Adjustment

Market Area                                          Modest Upward

Cash Dividends                                       No Adjustment

Liquidity of the Issue                               Slight Upward

Recent Regulatory Matters                            No Adjustment



Additionally, the following adjustment should be made to the Bank's market value.

Valuation Factor                                     Valuation Adjustment
---------------------------------------------------- ---------------------------

Management                                           No Adjustment

Subscription Interest                                Substantial Upward

Conversion Valuation Appraisal Report                                   Page: 63
================================================================================


7.   Valuation

In applying the accepted valuation methodology promulgated by the regulators, i.e., the pro forma market value approach, four key pricing multiples were considered. The four multiples include:

     Price to core earnings ("P/E")

     Price to tangible book value ("P/TB")

     Price to book value ("P/B")

     Price to assets ("P/A")

All of the approaches were calculated on a pro forma basis including the effects of the conversion proceeds. All of the assumptions utilized are presented in
Exhibit 11.


---------------------------------------------------------------------
            DISCUSSION OF WEIGHT GIVEN TO VALUATION MULTIPLES
---------------------------------------------------------------------


To ascertain the pro forma estimated market value of the Bank, the market multiples for the Comparable Group were utilized. As a secondary check, all New Jersey public thrifts, all publicly traded thrifts and the recent (2000 to date) and historical MHC conversions were assessed. The multiples for the Comparable Group, all publicly traded thrifts, and New Jersey publicly traded thrifts are shown in Exhibit 8.

         PRICE TO EARNINGS - According to the OTS Appraisal Guidelines: "When both the converting institution and the comparable companies are recording "normal" earnings. A P/E approach may be the simplest and most direct method of valuation. When earnings are low or negative, however, this approach may not be appropriate and the greater consideration should be given to the P/BV approach." In this particular case, the Bank's earnings are "normal" and closely approximate historical levels dating back to 2000. As a basis for comparison, the price to core earnings was utilized for both the Bank and the Comparable Group to eliminate any nonrecurring items. As such, this approach is applicable, meaningful and appropriate in this appraisal.

Conversion Valuation Appraisal Report                                   Page: 64
================================================================================


         PRICE TO BOOK/PRICE TO TANGIBLE BOOK - According to the OTS Appraisal
         Guidelines: "The P/BV approach works best when the converting institution and the Comparables have a normal amount of book value. The P/BV approach could seriously understate the value of an institution that has almost no book value but has an outstanding future earnings potential. For converting institutions with high net worth, the appraiser may have difficulty in arriving at a pro forma market value because of pressure placed on the P/E multiple as higher P/BV levels are required to reflect a similar P/BV ratio as the peer group average. The P/BV approach also suffers from the use of historical cost accounting data."

         Since thrift earnings in general have had a high degree of volatility over the past decade, the P/B is utilized frequently as the benchmark for market value. A better approach is the P/TB approach. In general, investors tend to price financial institutions on a tangible book basis, because it incorporates the P/B approach adjusted for intangibles. Initially following conversion, FinPro feels that thrifts often trade on a price to tangible book basis.

         PRICE TO ASSETS - According to the OTS Appraisal Guidelines: "This approach remedies the problems of a small base that can occur with the P/BV approach, but the approach has many of the other limitations of the latter approach (the P/BV approach)." FinPro places little weight on this valuation approach due to the lack of consideration of asset and funding mixes and the resulting earnings impact.

Conversion Valuation Appraisal Report                                   Page: 65
================================================================================


---------------------------------------------------------------------
              FULL OFFERING VALUE IN RELATION TO COMPARABLES
---------------------------------------------------------------------


Based upon the premiums and discounts defined in the section above, the Bank pricing at the midpoint for a full standard conversion is estimated to be $200,742,800. Based upon a range below and above the midpoint value, the relative values are $170,631,380 at the minimum and $230,854,220 at the maximum respectively. At the super maximum of the range, the offering value would be $265,482,350.

At the various levels of the estimated value range, the full offering would result in the following offering data:

                     FIGURE 48 - VALUE RANGE - FULL OFFERING

                                  Total Shares      Price            Total
Conclusion                           Shares       Per Share          Value
----------                           ------       ---------          -----

Appraised Value - Midpoint         20,074,280       $10.00       $ 200,742,800

Range:
  - Minimum                        17,063,138        10.00         170,631,380
  - Maximum                        23,085,422        10.00         230,854,220
  - Super Maximum                  26,548,235        10.00         265,482,350


Source:  FinPro Inc. Pro forma Model

Conversion Valuation Appraisal Report                                   Page: 66
================================================================================


          FIGURE 49 - AS IF FULLY CONVERTED OFFERING PRICING MULTIPLES

                                              --------------------------------------------------------------------------------------
                                                 Bank         Comparable MHCs             State MHCs             National MHCs
                                              --------------------------------------------------------------------------------------
                                                              Mean       Median       Mean        Median       Mean       Median
                                                              ----       ------       ----        ------       ----       ------
                                      Min           30.30
PRICE-CORE EARNINGS RATIO P/E         Mid           34.48        42.98       38.41       32.26        32.26       50.25       39.60
                                      Max           38.46
                                     Smax           43.48

                                      Min          76.98%
PRICE-TO-BOOK RATIO P/B               Mid          81.04%      106.92%     107.63%     134.23%      134.23%     105.05%     101.84%
                                      Max          84.32%
                                     Smax          87.34%

                                      Min          76.98%
PRICE-TO-TANGIBLE BOOK RATIO P/TB     Mid          81.04%      112.07%     108.08%     134.23%      134.23%     109.37%     105.49%
                                      Max          84.32%
                                     Smax          87.34%

                                      Min          22.55%
PRICE-TO-ASSETS RATIO P/A             Mid          25.64%       23.97%      24.00%      35.07%       35.07%      25.57%      25.82%
                                      Max          28.54%
                                     Smax          31.64%


Source:  FinPro Calculations

This equates to the following multiples:

      FIGURE 50 - COMPARABLE AS IF FULLY CONVERTED PRICING MULTIPLES TO THE
                            BANK'S PRO FORMA MIDPOINT

                                                  -------------------------------------------------------------
                                                                       Price Relative to
                                                  -------------------------------------------------------------
                                                   Earnings     Core Earnings      Book       Tangible Book
                                                  -------------------------------------------------------------
The Bank (at midpoint) Full Conversion                  34.48             34.48      81.04%             81.04%
---------------------------------------------------------------------------------------------------------------
Comparable Group Median                                 39.44             38.41     107.63%            108.08%
---------------------------------------------------------------------------------------------------------------
(Discount) Premium                                    -12.56%           -10.22%     -24.71%            -25.02%
---------------------------------------------------------------------------------------------------------------


Source:  SNL data, FinPro Calculations


As Figure 50 demonstrates, at the midpoint of the estimated valuation range the Bank is priced at a discount of 10.22% on a core earnings basis. On a price to tangible book basis, the Bank is priced at a 25.02% discount to the Comparable
Group.

      FIGURE 51 - COMPARABLE AS IF FULLY CONVERTED PRICING MULTIPLES TO THE
                         BANK'S PRO FORMA SUPER MAXIMUM

                                                  -------------------------------------------------------------
                                                                       Price Relative to
                                                  -------------------------------------------------------------
                                                   Earnings     Core Earnings      Book       Tangible Book
---------------------------------------------------------------------------------------------------------------
The Bank (at the supermax) Full Conversion             43.48             43.48      87.34%             87.34%
---------------------------------------------------------------------------------------------------------------
Comparable Group Median                                39.44             38.41     107.63%            108.08%
---------------------------------------------------------------------------------------------------------------
(Discount) Premium                                    10.26%            13.21%     -18.85%            -19.19%
---------------------------------------------------------------------------------------------------------------

Source:  SNL data, FinPro Calculations

As Figure 51 demonstrates, at the super maximum of the estimated valuation range the Bank is priced at a premium of 13.21% on a core earnings basis. On a price to tangible book basis, the Bank is priced at a 19.19% discount to the Comparable Group.

Conversion Valuation Appraisal Report                                   Page: 67
================================================================================


The Bank pricing at the midpoint for a MHC Conversion assuming an issuance of 45.00%, is estimated to be $90,334,260. Based upon a range below and above the midpoint value, the relative values are $76,784,120 at the minimum and $103,884,400 at the maximum, respectively. At the super maximum of the range, the offering value would be $119,467,060.

                    FIGURE 52 - VALUE RANGE MHC OFFERING DATA


--------------------------------------------------------------------------------------------
                                                 Total       Price per         Total
Conclusion                                       Shares        Share           Value
--------------------------------------------------------------------------------------------
Appraised Value - $170,631,380 at 45%          7,678,412        $10         $76,784,120
Appraised Value - $200,742,800 at 45%          9,033,426        $10         $90,334,260
Appraised Value - $230,854,220 at 45%          10,388,440       $10        $103,884,400
Appraised Value - $265,482,350 at 45%          11,946,706       $10        $119,467,060


Source:  FinPro Inc. Pro forma Model

Conversion Valuation Appraisal Report                                   Page: 68
================================================================================


---------------------------------------------------------------------
                           COMPARISON TO RECENT
                             MHC CONVERSIONS
---------------------------------------------------------------------


To verify and validate that the range created on a comparable basis is appropriate, FinPro compared the pricing of this deal relative to other MHC conversions. There are two recent conversions that closed at the super maximum of the estimated value range. There is one pending MHC conversion with an approved estimated value range.

As shown below, the Bank will be priced at a significant premium to the three recent and/or pending MHC conversions on a tangible book basis. Additionally, the Bank will be priced at a premium to all of the offerings, with the exception of Flatbush, on an earnings basis.

                 FIGURE 53 - COMPARISON TO RECENT MHC OFFERINGS


                                                     FULLY CONVERTED
                                                     VALUATION RANGE

                                      Minimum    Midpoint      Maximum      S. Maximum
AMERICAN - CLOSED
                                  ------------------------------------------------------
Price/EPS with Adjustment (x)             17.9        20.4         23.3            27.0
Price/Tangible Book Value (%)            67.2%       71.6%        75.2%           78.7%
                                  ------------------------------------------------------

FLATBUSH - CLOSED
                                  ------------------------------------------------------
Price/EPS with Adjustment                 42.1        50.0         57.1            66.7
Price/Tangible Book Value                64.9%       69.3%        73.7%           77.3%
                                  ------------------------------------------------------

CHEVIOT - APPROVED
                                  ------------------------------------------------------
Price/EPS with Adjustment                   NA        32.2           NA              NA
Price/Tangible Book Value                   NA       74.9%           NA              NA
                                  ------------------------------------------------------

CLIFTON - PROPOSED
                                  ------------------------------------------------------
Price/EPS with Adjustment                 30.3        34.5         38.5            43.5
Price/Tangible Book Value                77.0%       81.0%        84.3%           87.3%
                                  ------------------------------------------------------


         Source: FinPro research of SEC filings


The valuation for the Bank is priced significantly above the range for Cheviot, which was approved by the OTS on October 24, 2003. On an earnings basis, Cheviot is a better performer than the Bank. The Bank is priced above Cheviot on an earnings basis even in light of this. On a tangible book basis, the Bank is priced at an 8.15% premium to Cheviot.

This comparison is significant in that both Cheviot and the Bank have similar Comparable Groups. As such, the pricing of the Bank relative to Cheviot is directly meaningful.

Conversion Valuation Appraisal Report                                   Page: 69
================================================================================


FinPro is comfortable pricing Clifton above Cheviot on both an earnings and a tangible book basis as a result of the size differential and the market area advantage, largely offset by the lower earnings of the Bank relative to Cheviot.

Conversion Valuation Appraisal Report                                   Page: 70
================================================================================


---------------------------------------------------------------------
                           VALUATION CONCLUSION
---------------------------------------------------------------------


We believe that the premiums and discounts on an earnings and a tangible book basis are appropriate relative to the Comparable Group. This range was confirmed by the secondary analysis of other recently closed MHCs conversions, American and Flatbush. At the midpoint, the Bank is priced above the both deals super maximum. Therefore, the Bank is priced over 30% above these two deals. Additionally, this range was analyzed relative to the last OTS approved valuation range, Cheviot. The Bank is priced above Cheviot on both an earnings and a tangible book basis even though the Bank is a weaker earner.

It is, therefore, FinPro's opinion that as of November 28, 2003, the estimated pro forma market value of the Bank in a full offering was $200,742,800 at the midpoint of a range with a minimum of $170,631,380 to a maximum of $230,854,220 at 15% below and 15% above the midpoint of the range respectively. Assuming an adjusted maximum value of 15% above the maximum value, the adjusted maximum value or super maximum value in a full offering is $265,482,350.

Using the pro forma market values for a full offering shown above, the amount of stock publicly offered as part of the MHC reorganization issuing 45.00% will equal 7,678,412 shares, 9,033,426 shares, 10,388,440 shares and 11,946,706 shares at the minimum, midpoint, maximum and super maximum, respectively.

The document represents an initial valuation for the Bank. Due to the duration of time that passes between the time this document is compiled and the time the offering closes, numerous factors could lead FinPro to update or revised the appraised value of the Bank. Some factors that could lead FinPro to adjust the appraised value include: (1) changes in the Bank's operations and financial condition; (2) changes in the market valuation or financial condition of the Comparable Group; (3) changes in the broader market; and (4) changes in the market for thrift conversions. Should there be material changes to any of these factors, FinPro will prepare an appraisal update to appropriately adjust the value of the Bank. At the time of closing, FinPro will prepare a final appraisal to determine if the valuation range is still appropriate and determine the exact valuation amount appropriate for the Bank.

                                   EXHIBIT 1

                                 ABOUT THE FIRM

FinPro, Inc. was established in 1987 as a full service investment banking and management consulting firm specializing in providing advisory services to the Financial Institutions Industry. FinPro has performed work for the Federal Bankruptcy Court, Federal Deposit Insurance Corporation, Office of Thrift Supervision and the Resolution Trust Corporation. FinPro is recognized as an expert in banking and in loan analysis by the Federal Bankruptcy Court.

FinPro is independently owned, not associated or affiliated with any transaction oriented firm. This provides FinPro with an unbiased platform from which to make analytical recommendations. FinPro believes that a client deserves to be told of all the alternatives, along with their associated benefits and downsides and that a decision should be made on its merits. This uniquely positions FinPro as an objective third party willing to suggest the unpopular strategies, unlike its competitors who rely on a transaction to get paid.

FinPro is headquartered in Liberty Corner, New Jersey and has a branch office in Buffalo, New York.

FinPro principals are frequent speakers and presenters at financial institution trade association functions. In addition, FinPro has taught strategic planning to examiners from the FDIC, OTS and the New Jersey State Department of Banking and Insurance.

FinPro maintains a library of databases encompassing bank and thrift capital markets data, census data, branch deposit data, national peer data, market research data along with many other related topics. As such, FinPro can provide quick, current and precise analytical assessments based on timely data. In addition, FinPro's geographic mapping capabilities give it a unique capability to thematically illustrate multiple issues and to provide targeted marketing opportunities to its clients.

FinPro has also designed and built PC-based software programs to utilize as tools in its work. Examples include:

o    A proprietary software program (LaRS (R)) to perform loan review analytics.

o    A duration based asset/liability model.

o A five year strategic planning, three year business planning, and one year budgetary model that completely simulates an entire institution.

o    A branch and product profitability model.

o    A market performance grid and branch improvement grid model.

o    A criteria based market feasibility model.

Using systems such as these, FinPro provides state-of-the-art end products in all of its product and service areas.

LISTING OF SERVICES
-------------------
FinPro offers a full array of products and services including:

ASSET/LIABILITY MANAGEMENT

CAPITAL MARKETS

     Corporate Finance
     Deposit Studies and Valuations
     Mergers and Acquisitions

COMPLIANCE

     Compliance Reviews

CRA ANALYSIS AND IMPROVEMENT

FINANCIAL

     Balance Sheet Restructuring
     Earnings Improvement Studies

LOAN REVIEW

MARKET FEASIBILITY STUDIES

     Market Studies and Market Area Evaluations
     Site Studies
     Branch Applications

MARKET RESEARCH

     Branch Acquisitions, Sales, Consolidations, Swaps and Applications Branch and Product Profitability
     Branch Network Evaluations
     Competitive Analysis and Positioning
     Customer Segmentation and Profiling

OPERATIONS

     Financial Reporting
     Operational and Systems Consulting

PLANNING

     Budgeting
     Segment Planning
     Strategic and Business Planning

VALUATION

     Bank Appraisals and Fairness Opinions
     Bank Valuations and Franchise Value Enhancement

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                              P.O. BOX 323 o LIBERTY CORNER o NJ o 07938
                                          PHONE: 908 / 604-9336
FINPRO                                     FAX: 908/ 604-5951
                                       E-MAIL: FINPRO@FINPRONJ.COM
                                         WEBSITE: FINPRONJ.COM
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

                                   EXHIBIT 1

                                 ABOUT THE FIRM

Donald founded FinPro, Inc. in 1987 as a consulting and investment banking firm located in New Jersey that specializes in providing advisory services to the financial institutions industry.

Mr. Musso has a broad background in capital markets, bank valuations, enhancing franchise value, corporate finance, mergers and acquisitions, asset/liability management, strategic planning, market feasibility and differentiation, branch acquisition and sales, branch profitability, financial modeling and analysis, balance sheet restructuring, product and segment profitability, business development and project management. Besides his consulting experience, he has solid industry experience, having worked for two multi billion asset, east coast financial institutions.

Mr. Musso has provided expert testimony on financial institutions matters for the Federal Bankruptcy Court, the Office of Thrift Supervision and the United States Attorney's Office.

He is a frequent speaker on Financial Institution related topics and has assisted trade groups in various activities. Mr. Musso is also on the faculty of Stonier Graduate School of Banking, teaching Strategic Planning and Mergers and Acquisitions.

Prior to establishing FinPro, Donald had direct industry experience having managed the Corporate Planning and Mergers and Acquisitions departments for Meritor Financial Group, a $20 billion institution in Philadelphia. Before that, he had responsibility for the banking, thrift and real estate consulting practice in the State of New Jersey for Deloitte Haskins & Sells. Donald began his career with Goldome Savings Bank.

Donald has a B.S. in Finance from Villanova University and a M.B.A. in Finance from Fairleigh Dickinson University.

                               [GRAPHIC OMITTED]

DONALD J. MUSSO
PRESIDENT

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                              P.O. BOX 323 o LIBERTY CORNER o NJ o 07938
                                          PHONE: 908 / 604-9336
FINPRO                                     FAX: 908/ 604-5951
                                       E-MAIL: FINPRO@FINPRONJ.COM
                                         WEBSITE: FINPRONJ.COM
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